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                                                                   Exhibit 10.14

                             SALE-PURCHASE AGREEMENT

       THIS SALE-PURCHASE AGREEMENT (this "AGREEMENT"), is made as of this 5th day of SEPTEMBER, 2003, between CDG (Park Place) LLC, a Texas limited liability company having an office at One North Clematis Street, Suite 305, West Palm Beach, Florida 33401 ("SELLER"), and Inland Real Estate Acquisitions, Inc., a corporation organized under the laws of the State of Illinois, having an office at 2901 Butterfield Road, Ok Brook, Illinois, 60035 ("PURCHASER").

                              W I T N E S S E T H:

       WHEREAS, Seller is the owner of the Shopping Center (as hereinafter defined) known as the Shops at Park Place, 6401 West Plano Parkway, Plano, Texas; and

       WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Shopping Center, on the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

       1.     SALE-PURCHASE.

              Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, the following (the "SHOPPING CENTER"):

              (i) all that certain plot, piece and parcel of land, consisting of approximately 13.24 acres, including an approximately 3 acre vacant parcel, located in the County of Collin in the State of Texas, described in EXHIBIT "A" annexed hereto and made a part hereof, together with all easements, rights of way, privileges, appurtenances and other rights, if any, pertaining thereto (collectively, the "LANDS");

              (ii) all buildings and improvements located on the Lands and all of Seller's right, title and interest in and to any and all fixtures attached thereto (collectively, the "IMPROVEMENTS") comprising approximately 116,300 square feet of floor area;

              (iii) all equipment, machinery, apparatus and other articles of personal property, to the extent same is owned by Seller, located on the Lands and used in connection with the operation of the Improvements (collectively, the "PERSONAL PROPERTY");

              (iv) to the extent assignable, and subject to the terms thereof, the Service Contracts (as hereinafter defined), except those Service Contracts which Purchaser shall elect not to assume, such election to be made by written notice delivered by Purchaser to Seller not later than the last day of the Due Diligence Period (as hereinafter defined), it being understood and agreed, anything in the foregoing to the contrary notwithstanding, that Purchaser shall be obligated at the Closing (as hereinafter defined) to accept an assignment of, and to assume, those Service Contracts, if any, more particularly described in
PART 2 of Exhibit "E" annexed hereto and made a part hereof;

              (vii) to the extent assignable, and subject to the terms thereof, all licenses, franchises, permits, certificates of occupancy, authorizations and approvals used in or relating to the ownership, occupancy or operation of any part of the Improvements (the "PERMITS");

              (viii) the Leases (as hereinafter defined); and

              (ix) to the extent assignable and subject to the terms thereof, all of the interest of Seller in any and all contracts, rights, warranties, guaranties and trade names (including the name "The Shops at Park Place") (collectively the "INTANGIBLE PROPERTY").

       2.     PURCHASE PRICE.

              The purchase price for the Shopping Center (the "PURCHASE PRICE") is Twenty Three Million Eight Hundred Sixty Eight Thousand Two Hundred Fifty and No/100 Dollars (U.S.$23,868,250.00).

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              The Purchase Price shall be payable as follows:

              2.1. Three Hundred Thousand and No/100 Dollars (U.S.$300,000.00) (the "INITIAL DEPOSIT"), by wire transfer of immediately available federal funds to the order of Chicago Title Insurance Company, Chicago, Illinois office) (in such capacity, the "ESCROW AGENT") not later than two (2) business days following the execution and delivery of this Agreement by Purchaser, which Initial Deposit shall be held by Escrow Agent in escrow pursuant to the provisions of SECTION 15 hereof. The Initial Deposit shall automatically become nonrefundable upon the expiration of the Due Diligence Period, unless Purchaser terminates (or is deemed to have terminated) this Agreement in accordance with the provisions of SECTIONS 5, 8, 11, 14, 20, or 36.

              2.2. Two Hundred Thousand and No/100 Dollars (U.S.$200,000.00) (the "ADDITIONAL DEPOSIT"; together with the Initial Deposit, the "DEPOSIT"), by wire transfer of immediately available federal funds to the order of the Escrow Agent on the first Business Day following the expiration of the Due Diligence Period, which Additional Deposit, together with the Initial Deposit, shall be held by Escrow Agent in escrow pursuant to the provisions of SECTION 15 hereof. The Deposit together with accrued interest thereon, is hereinafter referred to collectively as the "DOWNPAYMENT." Time shall be of the essence with respect to the obligation of Purchaser to deliver the Additional Deposit to the Escrow Agent and the failure of Purchaser to so deliver the Additional Deposit to the Escrow Agent by the aforesaid date shall be deemed a default by Purchaser under this Agreement which shall entitle Seller to exercise its remedies under SECTION 10 hereof. The parties agree that the Downpayment is nonrefundable, other than as specifically set forth herein.

              2.3.   [intentionally deleted].

              2.4. The balance of the Purchase Price, as adjusted for prorations, adjustments and apportionments as herein provided, by wire transfer on the Closing Date of immediately available federal funds to the Escrow Agent, for further transfer, upon Closing, to an account or accounts designated by Seller (such funds, the "CLOSING FUNDS"). At Purchaser's option, Purchaser may wire the full amount of the Purchase Price to the Escrow Agent on the Closing Date, and upon disbursement of the full amount of the Purchase Price to Seller upon Closing, the entire Down payment shall be refunded to Purchaser.

       3.     PERMITTED EXCEPTIONS.

              3.1. The Shopping Center shall be sold, and title thereto conveyed, subject to: (i) [intentionally deleted]; (ii) the leases and occupancy agreements described on EXHIBIT "D" attached hereto and made a part hereof (as amended, modified, renewed or extended as of the date hereof, the "EXISTING LEASES"), all amendments, modifications, renewals and extensions of the Existing Leases approved in writing (or deemed approved) by Purchaser in accordance with the provisions of SECTION 18 of this Agreement (collectively, the "APPROVED LEASE AMENDMENTS"), and all other leases and occupancy agreements approved in writing (or deemed approved) by Purchaser in accordance with the provisions of
SECTION 18 of this Agreement (collectively, the "APPROVED NEW LEASES"; together with the Existing Leases and the Approved Lease Amendments, the "LEASES"), (iii) all Violations (as hereinafter defined), (iv) to the extent assignable, Seller's right, title and interest in and to the service contracts described on EXHIBIT "E" attached hereto and made a part hereof (as amended, modified, renewed or extended as of the date hereof, the "EXISTING SERVICE CONTRACTS"), all amendments, modifications, renewals and extensions of the Existing Service Contracts approved in writing (or deemed approved) by Purchaser in accordance with the provisions of SECTION 18 of this Agreement (collectively, the "APPROVED SERVICE CONTRACT AMENDMENTS"), and all other service contracts approved in writing (or deemed approved) by Purchaser in accordance with the provisions of
SECTION 18 of this Agreement (collectively, the "APPROVED NEW SERVICE CONTRACTS"; together with the Existing Service Contracts and the Approved Service Contract Amendments, the "SERVICE CONTRACTS"), it being acknowledged that if any Service Contract is not assignable by its terms and a consent to the assignment thereof is not obtained by the Closing Date, then the transaction shall nevertheless proceed to Closing and Seller shall terminate such Service Contract at Closing at Seller's expense, it being agreed that the failure to obtain any such consent to assignment shall not constitute a default by any party hereunder, constitute a failure of condition precedent in favor of any party or grant any party hereunder any right or remedy, and (v) the Permitted Title Exceptions and the Permitted Survey Conditions (as such terms are hereinafter defined) (the Leases, the Violations, the Service Contracts, the Permitted Title Exceptions and the Permitted Survey Conditions being hereinafter collectively referred to as the "PERMITTED EXCEPTIONS").

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              3.2.   Seller shall give and Purchaser shall accept such fee
simple title to the Shopping Center as the Title Company (as hereinafter defined) shall approve and insure as provided in SECTION 8 hereof, without material exceptions other than the Permitted Exceptions and standard preprinted exceptions.

       4.     CLOSING DATE.

              The consummation of the transactions contemplated hereby (the "CLOSING"), shall take place at the offices of the Escrow Agent, at 171 North Clark Street, Division II Escrow, Chicago, Illinois 60601, Attention: Nancy Castro, on the 17th day of September, 2003 (the "INITIAL SCHEDULED CLOSING DATE"). Notwithstanding the foregoing, Seller shall have the right, by delivering notice to Purchaser not later than three (3) Business Days before the Initial Scheduled Closing Date, as applicable, to adjourn such closing date to a date (the "SELLER ADJOURNED CLOSING DATE") not later than thirty (30) days after the Initial Scheduled Closing Date, such right being in addition to any other right provided for in this Agreement for Seller to extend or adjourn the Closing Date (as hereinafter defined). As used herein, the term "CLOSING DATE" shall mean the Initial Scheduled Closing Date, the Seller Adjourned Closing Date or any other Closing Date adjourned by Seller pursuant to the provisions hereof, as applicable. It is expressly agreed by Seller and Purchaser that time is of the essence with respect to Purchaser's obligation to close this transaction on the Closing Date. For the avoidance of doubt, Purchaser acknowledges that if Seller adjourns the Closing Date pursuant to any right of adjournment granted hereunder, then time shall be of the essence with respect to Purchaser's obligation to close this transaction on such adjourned Closing Date. The Closing shall be conducted through a New York style escrow (i.e., the concurrent [aa] execution and delivery of the Closing Documents by the parties, [bb] payment by Purchaser of the Purchase Price, plus or minus adjustments and/or prorations as provided herein, and [cc] delivery to the Purchaser of an owners title insurance policy with respect to the Lands [or a mark-up of the Title Commitment] in the amount of the Purchase Price and subject to no exceptions other than the Permitted Title Exceptions and the Permitted Survey Conditions), such escrow to be established conducted by the Escrow Agent in accordance with its usual form of deed and money escrow agreement then in use by the Escrow Agent, with such special provisions inserted therein as may be required to conform with this Agreement. The cost of the escrow shall be divided equally between the parties. The escrow shall supplement and not supersede this Agreement. Each party shall execute and deliver to the Escrow Agent at Closing such additional documents as are required to be provided by each party in order to satisfy its respective responsibilities as to the "Requirements" set forth in the Title Commitment. This Agreement shall not be merged into the escrow instructions but as between the parties hereto, the provisions of this Agreement, shall govern and control. Seller agrees to reasonably cooperate with Purchaser's lender, if any, and with the lender's money lender escrow, provided that such cooperation does not (x) impose any cost or liability upon Seller, (y) purport to involve any change in any of the terms or provisions of this Agreement, or (z) purport to require any postponement of the Closing or any other time period set forth herein.

                            Anything herein to the contrary notwithstanding,
                            Closing shall occur seven (7) days after Purchaser's
       5.     VIOLATIONS.   receipt of the last of the Tenant and Seller
                            Estoppel Certificates required by this Agreement, but not earlier than September 30, 2003 and not later than December 31, 2003.

              Purchaser shall accept title to the Shopping Center subject to any and all violations of law or municipal ordinances, orders or requirements issued by the departments of buildings, fire, labor, health or other Federal, State, County, Municipal or other departments and governmental agencies having jurisdiction against or affecting the Shopping Center, and any outstanding work orders, whether outstanding as of the date hereof or noticed at any time during the Due Diligence Period (each, an "EXISTING VIOLATION"). Any such violation that is noticed (i.e., issued by the applicable governmental authority) after the expiration of the Due Diligence Period is referred to herein as a "NEW VIOLATION". The Existing Violations and the New Violations are referred to herein, collectively, as the "VIOLATIONS". Purchaser and Seller agree that the following shall apply in respect of any Violations:

              (a) In respect of Existing Violations, Seller shall have no restoration, repair or other obligation or liability of any kind or nature with respect thereto and Purchaser shall be required to take title to the Shopping Center without adjustment of the Purchase Price.

              (b)    In respect of New Violations:

                     (i) Purchaser shall deliver notice thereof to Seller ("PURCHASER'S VIOLATIONS NOTICE") by the earlier of one (1) day prior to the Closing Date or five (5) days after it becomes aware of the existence of any New Violation and Purchaser's failure to deliver Purchaser's Violations Notice within such time period shall be deemed to be Purchaser's waiver of any rights under this SECTION 5(b) and agreement to take title to the Shopping Center without adjustment of the Purchase Price.

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                     (ii)   Within five (5) Business Days after Seller receives
Purchaser's Violations Notice (and if the expiration of such five (5) Business Day period is after the Closing Date, then at the option of Seller the Closing shall be adjourned to the date three (3) Business Days after the expiration of such five (5) Business Day period). Seller shall deliver notice to Purchaser ("SELLER'S VIOLATIONS RESPONSE NOTICE") stating either (x) that Seller agrees to either cure such Violation prior to the Closing or to grant Purchaser a credit at Closing against the Purchase Price, such credit to be in an amount equal to the reasonably estimated cost of curing same or (y) that Seller does not elect to cure such Violation or grant Purchaser such credit against the Purchase Price. Seller's failure to deliver Seller's Violations Response Notice within such five (5) Business Day period shall be deemed to be Seller's election under CLAUSE (y) on the last day of such five (5) Business Day period. In the event that the reasonably estimated aggregate cost of curing all such Violations is less than $5,000, then Seller shall be required to make its election under CLAUSE (x)

                     (iii) In the event that Seller in Seller's Violations Response Notice makes (or is deemed to have made) the election under CLAUSE (x) of SECTION 5(b)(ii) above, then Seller shall either cause the applicable Violation to be cured prior to the Closing (and shall be entitled to adjourn the Closing for up to sixty [60] days to effectuate such cure) or grant Purchaser a credit at Closing against the Purchase Price, such credit to be in an amount equal to the reasonably estimated cost of curing same, as set forth in an cost estimate obtained by Seller from an unrelated licensed contractor. In the event that Seller in Seller's Violations Response Notice makes (or is deemed to have made) the election under CLAUSE (y) of SECTION 5(b)(ii) above, then by the earlier of one (1) day prior to the Closing Date (as it may have been adjourned by Seller pursuant to SECTION 5(b)(ii) or five (5) days after Purchaser receives Seller's Violations Response Notice making such election, Purchaser shall deliver notice to Seller ("PURCHASER'S VIOLATIONS RESPONSE NOTICE") stating either (x) that Purchaser elects to accept title to the Shopping Center subject to the applicable Violation without adjustment of the Purchase Price, in which event the Closing hereunder shall occur without any further obligation of Seller under this SECTION 5 or (y) that Purchaser elects to terminate this Agreement, in which event Seller and Purchaser shall direct the Escrow Agent to return the Downpayment to Purchaser, this Agreement shall terminate and neither party shall have any further obligation under this Agreement, except that the obligations of the parties under SECTIONS 13, 31, 32, 34, 35.2 and 35.3 shall survive. Purchaser's failure to deliver Purchaser's Violation Response Notice to Seller within the time period referred to in the preceding sentence shall be deemed to be Purchaser's election under CLAUSE y of the preceding sentence.

                     (iv) Without limiting the generality of the foregoing provisions of this Section 5, in the event that Purchaser takes title to the Shopping Center without raising any objection to any Violation in accordance with the provisions of this SECTION 5, same shall constitute a complete waiver of any right Purchaser may have to object to such Violation or to make any claim against Seller on account thereof and any such claim is hereby waived by Purchaser.

              (c) Purchaser shall not, without first obtaining the prior written consent of Seller, request that any governmental authority inspect or otherwise evaluate the condition of the Shopping Center in respect of the existence of Violations, provided that the foregoing shall not prohibit Purchaser from making customary inquiries of governmental authorities as to whether Violations have been noticed by any such governmental authorities.

              (d) Purchaser (i) acknowledges that it is aware of the existence of the matters (if any) listed on EXHIBIT "F", (ii) agrees that same constitute Existing Violations for purposes of this SECTION 5, and (iii) acknowledges that Seller has not made any representation regarding such Violations nor made any representation that such matters constitute all Existing Violations.

       6.     APPORTIONMENTS.

              6.1.   The following are to be apportioned as of the Closing Date:

                     (i) Real property taxes and assessments (including, without limitation, any assessments relating to Permitted Exceptions, improvement district assessments or similar charges), personal property taxes, water and other utility charges and sewer taxes not otherwise payable directly to the taxing authority by any tenant under a Lease. Seller and Purchaser each agree to deliver to the other, as appropriate, the required portion of any funds received by Seller or Purchaser, as the case may be, in order to effectuate the foregoing. Anything in the foregoing or elsewhere in this Agreement to the contrary notwithstanding, it is understood and agreed that if the Closing shall take place prior to the date upon which Seller shall have paid the real property taxes and/or assessment for the calendar year in which the Initial Scheduled Closing Date (or, if applicable, the Seller Adjourned Closing Date) falls, then, in lieu of any other sums which, pursuant to any provision of this Agreement, might otherwise be payable (or credited) by Seller to Purchaser on account or in respect of the real property taxes and assessments allocable to the portion of calendar year

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2003 ending at 11:59PM on the calendar day immediately preceding the Closing
Date, Seller shall (aa) pay (or credit) to Purchaser the amount of any and all estimated tax payments theretofore received by Seller from tenants of the Shopping Center, and (bb) pay (or credit) to Purchaser an amount equal to the product computed by multiplying (x) $54.79 per day (i.e., $20,000 DIVIDED BY 365 days), by (y) the number of calendar days which shall have elapsed between January 1, 2003 and the Closing Date, and (cc) assign to Purchaser any and all rights which Seller may have to recover other payments on account of such taxes and assessments from tenants of the Shopping Center. Seller and Purchaser acknowledge that a fee in the approximate amount of $23,000.00 is payable to the tax consultant (the "consultant") who secured a reduction in the Shopping Center's 2003 assessed valuation for real property taxes. Fifty percent (50%) of the consultant's fee (i.e., approximately $11,500.00) shall be paid by Seller prior to Closing, and Seller shall provide Purchaser with proof of such payment at or prior to Closing. Purchaser agrees that to the extent that Purchaser shall receive payment for same from the tenants of the Shopping Center, Purchaser shall reimburse Seller for the portion of the consultant's fee paid by Seller, such reimbursement to be made by Purchaser to Seller on the earlier of March 15, 2004 or the date upon which Seller reconciles 2003 real property tax payments with the tenants of the Shopping Center. Purchaser agrees to make commercially reasonable efforts to collect said sum from those tenants of the Shopping Center who are obligated by their respective leases to contribute to such tax consultant's fee.

                     (ii) Fixed, additional and percentage rent, pylon and/or sign rents or charges, escrows, impounds and/or prepaid expenses and all other charges under the Leases, if, as and when collected in accordance with
SECTION 6.6 hereof (all of the foregoing being collectively referred to as "RENTS").

                     (iii)  Charges under the Service Contracts.

                     (iv)   License, permit and inspection fees.

                     (v) Deposits, if any, on account with utility companies servicing the Shopping Center (and Seller and Purchaser each agrees to cooperate to effectuate the transfer of any such deposits), provided that, at Seller's option, Seller will obtain a refund of any such utility deposits in effect and Purchaser shall provide its own utility deposits directly to the applicable utility companies.

                     (vi) All other items customarily apportioned in connection with the sale of similar properties similarly located.

              6.2. Real estate taxes and assessments shall be prorated on and as of the Closing Date based on the most current tax bills available, taking into account the maximum available discounts and any and all other exemptions available; PROVIDED, HOWEVER, in the event Seller is protesting or challenging any real property taxes or assessments, the benefits of any such challenge or protest shall be shared pro rata, in cash, after expenses, between the parties for 2003 taxes provided a claim is made pursuant to this SECTION 6.2 by the Seller or Purchaser within one (1) year from the Closing Date.

              6.3.   (i)    If the Shopping Center or any part thereof shall be
or shall have been affected by any bond district, facilities district or special assessment prior to the Closing Date, such portion of such bond district, facilities district or special assessment due and relating to the period of time prior to the Closing Date shall be paid by Seller and such portion of such bond district, facilities district or special assessment due or relating to the period of time from and after the Closing Date shall be paid by Purchaser. If any bond district, facilities district or special assessment on the Shopping Center is payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installments due from and after the Closing Date) (it being agreed that if there is a dispute as to the amount or the obligations of the parties under this CLAUSE (i) then at Seller's option the Closing shall nevertheless take place, however there shall be withheld from Seller's portion of the Closing Funds an amount equal to the amount in dispute as reasonably determined by Purchaser, which amount shall be held by Escrow Agent in escrow pursuant to instructions of the parties.

                     (ii) If the Shopping Center or any part thereof shall be or shall have been affected by any bond district, facilities district or special assessment on or subsequent to the Closing Date, whether or not payable in annual installments, the entire amount of such assessment shall be paid by Purchaser.

              6.4. If there are any water meters on the Shopping Center (other than meters measuring water consumption costs which are the obligation of tenants to pay under Leases), Seller shall furnish readings, and the

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unfixed water and sewer charges, if any, based thereon for the intervening time, shall be apportioned on the basis of such last readings.

              6.5. The amount of any unpaid real property taxes, assessments, personal property taxes, water charges and sewer charges which Seller is obligated to pay and discharge, with interest and penalties thereon to the Closing Date may, at the option of Seller, be allowed to Purchaser out of the balance of the Purchase Price, provided that official bills therefor with interest and penalties thereon are furnished by Seller at the Closing. If there are any other liens or encumbrances which Seller is paying and discharging pursuant to SECTION 8 hereof, Seller may use any portion of the Purchase Price to satisfy the same, provided that the Title Company shall be willing to insure Purchaser against collection of such liens and/or encumbrances, including interest and penalties, in which event such liens and encumbrances shall not be objections to title.

              6.6.   (i)    To the extent that Purchaser receives Rents under
Leases (including monthly payments of percentage rents and "pass throughs") after the Closing Date, Purchaser shall, within ten (10) Business Days thereafter, render an accounting to Seller with respect thereto, and,

                            (x)    if such Rents shall have been received on or
prior to the last calendar day of the month in which the Closing occurred, the amount of such Rents (after deducting reasonable out-of-pocket cost of collection, if any) shall be applied in the following order of priority: (a) first, to the calendar month in which the Closing occurs, (b) second to any calendar month or months following the calendar month in which the Closing occurred until such tenant is current on post-Closing Rents, and (c) third, to the calendar months preceding the Closing until such tenant is current on pre-Closing Rents, or

                            (y)    if such Rents shall have been received
following the last calendar day of the month in which the Closing occurred, the amount of such Rents (after deducting reasonable out-of-pocket cost of collection, if any) shall be applied in the following order of priority: (a) first to any calendar month or months following the calendar month in which the Closing occurred until such tenant is current on post-Closing Rents, (b) second, to the calendar month in which the Closing occurs, and (c) third, to the calendar months preceding the Closing until such tenant is current on pre-Closing Rents.

                            Seller has advised Purchaser that certain sums are
due and owing to Seller from certain tenants of the Shopping Center in respect of the calendar year 2002 reconciliation(s) of Shopping Center operating expenses (the "Reconciliation Amounts"). Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that Seller shall be entitled receive and retain any and all sums paid and/or payable by such tenants on account of the Reconciliation Amounts, and if any such sums shall be received by Purchaser following the Closing, Purchaser shall, within ten (10) days following receipt thereof, render an accounting to Seller with respect thereto and simultaneously pay the full amount thereof over to Seller.

                     (ii) Within sixty (60) days following the end of the fiscal year in which the Closing occurs, with respect to which percentage rents or other similar payments are payable under each Lease or other occupancy arrangement, Purchaser shall calculate the portion of such rents or payments to which Seller shall be entitled, which portion shall equal a fraction, the numerator of which is the number of days in such fiscal year with respect to such Lease that elapsed prior to the Closing Date and the denominator of which is the total number of days in such fiscal year. Purchaser shall be entitled to the remaining portion of such rents or payments. If Seller has received percentage rents or other similar payments with respect to any Lease or other occupancy arrangement for such fiscal year in excess of the amount to which it is entitled pursuant to this Agreement, Seller shall pay such excess to Purchaser within ten (10) Business Days after such calculation. If Purchaser has received percentage rents or other similar payments with respect to any Lease or other occupancy arrangement for such fiscal year in excess of the amount to which it is entitled pursuant to this Agreement, such excess shall be paid by Purchaser to Seller within ten (10) Business Days after the later of (a) Purchaser's receipt of such excess percentage rents or other similar payments and (b) the date of such calculation.

                     (iii) Purchaser shall make good faith reasonably diligent efforts to collect any and all Rents due pursuant to the Leases. Notwithstanding the foregoing, if Purchaser shall commence any legal action to collect any amounts due from a tenant under a Lease and such tenant shall also owe amounts which Seller shall be entitled to retain pursuant to the provisions of this Agreement, then Purchaser shall include in its legal action the claim for amounts due to Seller, and Seller shall reimburse Purchaser for a portion of the reasonable and actual out-of-pocket legal fees and disbursements incurred by Purchaser in prosecuting such action, such reimbursement to be in an amount equal to

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the total amount of such fees and disbursements multiplied by a fraction, the numerator of which is the total amount realized by Seller in such action and the denominator of which is the combined total amount realized by Seller and Purchaser in such action. If Seller is entitled, in accordance with the provisions of this Agreement, to all or any portion of any Rents owed by any tenant under a Lease and such tenant shall be in default of its obligation to pay such Rents, Seller reserves the right to commence any and all appropriate legal proceedings to collect such amounts (but Seller shall not commence any action against a tenant to dispossess such tenant from possession of space in the Shopping Center, and Purchaser agrees to cooperate with Seller in connection with such proceedings, PROVIDED that, if under applicable law it is necessary to use Purchaser's name in order to commence or maintain any such proceedings, Purchaser shall, at Seller's request and sole cost and expense, commence and maintain such proceedings at the direction of Seller and shall otherwise cooperate with Seller in connection therewith, PROVIDED, FURTHER, that Seller shall agree to indemnify Purchaser for any loss, cost, damage or reasonable expense incurred by Purchaser in connection with such proceedings.

              6.7. Prior to the Closing, Purchaser and Seller shall cooperate to arrange for utility services to the Shopping Center to be discontinued in Seller's name, as of the day immediately prior to the Closing Date, and to be reinstated in Purchaser's name, as of the Closing Date. In the event that the foregoing cannot be effectuated, then Seller shall furnish readings of the applicable utility meters to a date not more than thirty (30) days prior to the Closing Date, and the unfixed charges, if any, based thereon for the intervening time, shall be apportioned on the basis of such last readings.

              6.8. Purchaser agrees that it shall be responsible for the payment of the commissions due to brokers, whether payable prior to or subsequent to the Closing Date ("LEASING COMMISSIONS"), the costs to be incurred for tenant improvements ("TENANT IMPROVEMENT COSTS"), and all other out-of-pocket costs and expenses (including, without limitation, reasonable legal fees, costs and disbursements and tenant relocation costs) arising out of, under or in connection with, any Approved Lease Amendments or Approved New Leases or any extension or renewal of an Existing Lease (collectively, "OTHER LEASING COSTS"; together with any Leasing Commissions and Tenant Improvement Costs, "LEASING COSTS"), and Purchaser hereby assumes, effective as of the Closing Date, the obligation to pay all Leasing Costs with respect to Approved New Leases and Approved Lease Amendments. In the event that (i) Seller becomes obligated to pay any Leasing Costs with respect to an Approved Lease Amendment or an Approved New Lease and (ii) Seller pays any such Leasing Costs prior to the date of the Closing, then at Closing Purchaser shall reimburse Seller for such Leasing Costs. In addition, Purchaser hereby assumes, effective as of the Closing Date, the obligation to pay those commissions referred to on the list of Lease Commissions Payable on EXHIBIT "D" attached hereto (the "SPECIAL COMMISSIONS"). Purchaser hereby indemnifies Seller and holds Seller harmless from and against any and all claims and liabilities (including, without limitation, reasonable attorneys' fees, costs and disbursements and costs incurred in the enforcement of the foregoing indemnity) arising out of Purchaser's failure to comply with its obligations under this SECTION 6.8. Without limiting any of the foregoing provisions, Purchaser hereby specifically assumes the obligation to pay any and all leasing commissions that may be due to third party brokers in connection with a future renewal of any Existing Lease, and Purchaser hereby specifically indemnifies Seller against any liability arising therefrom.

              6.9. Seller shall transfer to Purchaser concurrently with the Closing all security deposits of tenants under the Leases, together with any interest accrued on such security deposits (the "SECURITY DEPOSITS") or grant Purchaser a credit against the Purchase Price at Closing for the full amount of the Security Deposits. To effectuate such intent, at or subsequent to the Closing, Seller and Purchaser shall cooperate to notify any third party institutions holding tenant security deposits of the transfer of title thereto from Seller to Purchaser. In the event any security deposits are evidenced by letters of credit, Seller and Purchaser shall cooperate (on a post-closing basis, but with all transfer/assignment documentation completed on or before Closing and, to the extent not payable by the corresponding tenant, with Seller paying any and all transfer/assignment fees and costs) to transfer such letter of credit to Purchaser.

              6.10. With the exception of SECTIONS 6.2 AND 6.6(ii), the provisions of this SECTION 6 shall survive for ninety (90) days and either party shall have the right prior to expiration of ninety (90) day period to require that errors related to computations and calculations under this SECTION 6 be corrected and the parties agree that any errors not raised prior to the expiration of such ninety (90) day period shall be deemed to be waived, PROVIDED, HOWEVER, notwithstanding the foregoing, computations that cannot reasonably be determined on or before the expiration of such ninety (90) day period shall not be waived until the date that is the earlier to occur of (i) nine (9) months after the Closing Date or (ii) sixty (60) days after the date that such computations can reasonably be determined. For the avoidance of doubt, the parties acknowledge that after the expiration of such ninety (90) day period, the indemnification obligations of Seller, if any, contained in this
SECTION 6, shall expire, provided that the indemnification obligations of Purchaser, if any, contained in this SECTION 6 shall survive indefinitely.

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       7.     CLOSING DOCUMENTS.

              7.1. At the Closing, Seller shall deliver to Purchaser and execute, where applicable, the following:

                     (i) a Special Warranty Deed with respect to the Shopping Center in the form attached hereto as EXHIBIT "G" and made a part hereof (the "DEED"), which Deed shall be in recordable form, duly executed and acknowledged;

                     (ii) a bill of sale with respect to the Personal Property, in the form attached hereto as EXHIBIT "H" and made a part hereof (the "BILL OF SALE");

                     (iii) an assignment and assumption of the Leases, substantially in the form attached hereto as EXHIBIT "I" and made a part hereof (the "ASSIGNMENT AND ASSUMPTION OF LEASES");

                     (iv) an assignment and assumption of the Service Contracts, substantially in the form attached hereto as EXHIBIT "J" and made a part hereof (the "ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS");

                     (v) to the extent same are in the possession or reasonable control of Seller, Seller's executed counterparts of all Leases and any guarantees relating thereto;

                     (vi) a signed notice to the tenants of the Shopping Center, in the form attached hereto as EXHIBIT "K" and made a part hereof (the "NOTICE TO TENANTS"), advising them of the within sale and directing them to pay rent and address all communications to Purchaser or, at Purchaser's option, to Purchaser's managing agent;

                     (vii) to the extent the same are in the possession or reasonable control of Seller and are transferable to Purchaser, all original licenses, certificates and permits pertaining to the Shopping Center and required for the use or occupancy thereof and an assignment and assumption thereof, but only if and to the extent that the same are not assigned and assumed pursuant to any of the other Closing Documents;

                     (viii) to the extent the same are in the possession or reasonable control of Seller, any and all keys to entrance doors to, and equipment and utility rooms located in, the Shopping Center;

                     (ix) a "non-foreign person affidavit" that meets the requirements of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended;

                     (x) such documents (such as corporate resolutions or partnership authorizations and certified corporate or partnership organizational documents) as are reasonably required by the Title Company to evidence the authorization of the within sale of the Shopping Center by Seller and the delivery by Seller of all of the Closing documents required by this Agreement;

                     (xi) the Tenant Estoppel Certificates (as hereinafter defined) and/or Seller Estoppel Certificates (as hereinafter defined) to the extent required to be delivered pursuant to SECTION 36;

                     (xii) an assignment and assumption of Intangible Property with respect to the Shopping Center, in the form attached hereto as EXHIBIT "L" and made a part hereof (the "ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY");

                     (xiii) an up-to-date rent roll as required by SECTION 11.1(iii) hereto;

                     (xiv) a duly executed termination of Seller's existing property management agreement, if any;

                     (xv) such other documents as may reasonably be requested by the Title Company to evidence Seller's authorization of the sale of the Shopping Center; and

                     (xvi) such other documents, instruments and/or deliveries as are required to be delivered by Seller pursuant to the terms of this Agreement.

              7.2. At the Closing, Purchaser shall deliver to Seller and execute, where applicable, the following:

                     (i) the Closing Funds (in addition to Escrow Agent's delivery of the Downpayment);

                     (ii)   the Assignment and Assumption of Leases;

                     (iii)  the Assignment and Assumption of Service Contracts;

                     (iv)   the Assignment and Assumption of Intangible
Property;

                     (v) such documents (such as limited liability company resolutions, corporate resolutions or partnership authorizations and certified limited liability company, corporate or partnership organizational documents) as are reasonably required by Seller evidencing the authorization of the purchase of the Shopping Center by Purchaser and the delivery by Purchaser of all of the Closing documents required by this Agreement;

                     (vi) such other documents as may reasonably be requested by the Title Company to evidence Purchaser's authorization of the acquisition of the Shopping Center by Purchaser; and

                     (vii) such other documents, instruments and/or deliveries as are required to be delivered by Purchaser pursuant to the terms of this Agreement.

              7.3.   [intentionally deleted].

              7.4. The acceptance of transfer of title to the Shopping Center by Purchaser shall be deemed to be full performance and discharge of any and all obligations on the part of Seller to be performed pursuant to the provisions of this Agreement, except where such agreements and obligations are specifically stated to survive the transfer of title.

       8.     TITLE INSURANCE.

              8.1. Purchaser acknowledges that Seller has delivered to Purchaser a copy of Seller's existing survey for the Shopping Center and a commitment for title insurance dated not earlier than thirty (30) days prior to the date of execution and delivery of this Agreement (the "TITLE COMMITMENT") from Chicago Title Insurance Company (the "TITLE COMPANY"). Additionally, not later than five (5) days prior to the end of the Due Diligence Period, Seller shall deliver to Purchaser, at Seller's sole cost and expense, six (6) copies of an ALTA/ACSM Land Title Survey plat of survey of the Lands (the "SURVEY"), certified to Seller, Purchaser, the Title Company and Purchaser's lender, if any, with a certification date subsequent to the date of this Agreement, as being made in compliance with the then current ALTA/ASCM Minimum Standard Detail Requirements for Land Title Surveys, including the following Table A Optional Survey Responsibilities and Specifications: 1; 2; 3; 4; 6; 7(a), (b) and (c); and 8 through 11 inclusive (with item 7[b][2] showing the tract area in both square footage and acres), and in form sufficient for the Title Company to Issue its owners title policy without survey exception (except for non-material encroachments, and the like which do not affect any buildings on the Lands.

              8.2. If the Title Commitment discloses exceptions to title which are not acceptable to Purchaser in Purchaser's reasonable discretion (any such exception being referred to herein as an "UNPERMITTED TITLE EXCEPTIONS"), then Purchaser shall give Seller notice of any Unpermitted Title Exception on or prior to the 7th day following Purchaser's receipt of the Title Commitment and Survey (said 7th day being hereinafter sometimes referred to as the "Title and Survey Objection Deadline"). Any matters not objected to by Purchaser on or prior to the Title and Survey Objection Deadline shall be deemed "PERMITTED TITLE EXCEPTIONS". Seller acknowledges that under letter dated July 16, 2003 issued by Purchaser's counsel (the "Title and Survey Comments Letter"), a copy of which is attached hereto as Exhibit "R", Purchaser gave Seller timely notice of Unpermitted Title Exceptions. Seller agrees to make commercially reasonable efforts to resolve, to Purchaser's satisfaction, the Unpermitted Title Exceptions referred to in the Title and Survey Comments Letter on or before twelve (12) days prior to the Closing Date (and Seller shall have the right to adjourn the Closing Date for up to sixty (60) days in order to effectuate same). If Seller fails or is unable to resolve to Purchaser's satisfaction, the Unpermitted Title Exceptions referred to in the Title and Survey Comments Letter on or before twelve (12) days prior to the Closing Date, then either party shall be entitled to terminate this Agreement. In such case, Seller and Purchaser shall direct the Title Company to return the Downpayment to Purchaser, and neither party shall have any further obligation under this Agreement, except that the obligations of the parties under SECTIONS 13, 31, 32, 34, 35.2 and 35.3 shall survive.

              8.3. If the Survey discloses conditions or exceptions to title which are not acceptable to Purchaser in Purchaser's reasonable discretion (any such exception being referred to herein as an "UNPERMITTED SURVEY CONDITION"), then Purchaser shall give Seller notice of any Unpermitted Survey Condition on or prior to the Title and Survey Objection Deadline. Any matters not objected to by Purchaser on or prior to the Title and Survey Objection Deadline shall be deemed "PERMITTED SURVEY CONDITIONS". Seller acknowledges that pursuant to the Title and Survey Comments Letter, Purchaser gave Seller timely notice of Unpermitted Survey Conditions. Seller agrees to make commercially reasonable efforts to resolve, to Purchaser's satisfaction, the Unpermitted Survey Conditions referred to in the Title and Survey Comments Letter on or before twelve (12) days prior to the Closing Date (and Seller shall have the right to adjourn the Closing Date for up to sixty (60) days in order to effectuate same). If Seller falls or is unable to resolve to Purchaser's satisfaction, the Unpermitted Survey Conditions referred to in the Title and Survey Comments Letter on or before twelve (12) days prior to the Closing Date, then either party shall be entitled to terminate this Agreement. In such case, Seller and Purchaser shall direct the Title Company to return the Downpayment to Purchaser, and neither party shall have any further obligation under this Agreement, except that the obligations of the parties under SECTIONS 13, 31, 32, 34, 35.2 and 35.3 shall survive.

              8.4. In the event that any update of the Title Commitment or the Survey shows any new adverse matters or conditions to which Purchaser does not desire to take subject. Purchaser shall deliver notice thereof to Seller not later than five (5) days prior to the Closing Date (and if Purchaser fails to deliver such notice within such five (5) day period, then Purchaser shall be deemed to have accepted such matters or conditions as Permitted Title Exceptions or Permitted Survey Conditions, as applicable). Seller shall have three (3) Business Days following the receipt of any such notice in which to give Purchaser notice that Seller will either (a) make commercially reasonable efforts to cause such new matter or condition to be deleted from the Title Commitment or removed from the Survey, as the case may be, or (b) not cause such new matter or condition to be deleted from the Title Commitment or removed from the Survey. If Seller gives notice pursuant to clause (a), then Seller will cause same to occur prior to the Closing Date (and Seller shall have the right to adjourn the Closing Date for up to sixty (60) days in order to effectuate same). If Seller (i) fails to give any such notice within said three (3) Business Day period, or (ii) fails, after having made commercially reasonable efforts, to cause such new matter or condition to be deleted from the Title Commitment or removed from the Survey, as the case may be, or (iii) gives Purchaser notice that Seller will not cause such new matter or condition to be deleted from the Title Commitment or the Survey or otherwise cured as requested by Purchaser, as the case may be, then Purchaser will have until 5PM Central Time on September 16, 2003 to elect either to terminate this Agreement, or to waive the right to terminate this Agreement as a result of any such new matter or condition, which election must be made by the giving of notice thereof to Seller on or before 5PM Central Time on September 16, 2003. If Purchaser fails to deliver such notice waiving Purchaser's right to terminate this Agreement as a result of such new matter or condition on or before 5PM Central Time on September 16, 2003, then Purchaser shall be deemed to have terminated this Agreement. If Purchaser elects to waive the right to terminate this Agreement as aforesaid, then any new matter or condition previously objected to by Purchaser shall become Permitted Survey Conditions or Permitted Title Exceptions, as the case may be. If Purchaser terminates this Agreement as aforesaid, then the Seller and Purchaser shall direct the Title Company to return the Downpayment to Purchaser, and neither party shall have any further obligation under this Agreement, except that the obligations of the parties under SECTIONS 13, 31, 32, 34, 35.2 and 35.3 shall survive. Seller shall be entitled to deliver its notice under (a) or (b) above in its sole and absolute discretion subject to the provisions of SECTION 8.5 of this Agreement.

              8.5. Notwithstanding anything contained herein to the contrary, except as specified in this SECTION 8.5, Seller shall have no obligation to take any steps, bring any action or proceeding or incur any effort or expense whatsoever to cure any title or survey objection, PROVIDED, HOWEVER, notwithstanding the foregoing, Seller shall cause to be removed as exceptions to title (i) any mortgages, mechanic's or materialmen's liens filed against the Shopping Center due to work performed at the Shopping Center by Seller at Seller's direction (and Seller shall have the right to adjourn the Closing Date for up to sixty (60) days in order to effectuate same) and (ii) any consensual lien or encumbrance placed upon the Shopping Center by Seller subsequent to the date of the Title Commitment and which can be removed as an exception to title by the payment of a sum money, the amount of which is fixed or readily-ascertainable.

       9.     DISPOSITION OF DOWNPAYMENT.

              If (x) Seller is unable to convey title in accordance with the terms of this Agreement, or (y) in accordance with the provisions of SECTIONS 5, 8, 11, 20, 35 or 36 of this Agreement, Purchaser is entitled to and does elect to terminate this Agreement, Seller and Purchaser shall direct the Escrow Agent to refund to Purchaser the Downpayment (or such portion thereof as shall have been deposited with the Escrow Agent together with all interest thereon, if any). Upon such delivery of the Downpayment to Purchaser, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder, except for obligations of the parties under SECTIONS 13, 31, 32, 34, 35.2 and 35.3.

       10.    PURCHASER'S DEFAULT.

              If Purchaser shall default hereunder (including, without limitation, a default hereunder based on breach by Purchaser of Purchaser's Representations [as hereinafter defined] that is discovered prior to the Closing) or shall fail or refuse to perform its obligation to purchase the Shopping Center in accordance with this Agreement, Seller, as its sole and exclusive remedy (except as provided in this SECTION 10), shall have the right to cause Escrow Agent to deliver to Seller the Downpayment (with all interest thereon, if any), as and for its liquidated damages (the parties hereto acknowledging that it would be difficult or impossible to accurately ascertain the amount of Seller's damages). Notwithstanding the foregoing, the liquidated damages limitation set forth above shall have no application to any claim made by Seller against Purchaser based on Purchaser's obligations under SECTIONS 13, 31, 32, 34, 35.2 or 35.3 herein, and in the event Seller has a claim against Purchaser based on any such Section, Seller shall be entitled to recover damages for such claim in addition to retention to the Downpayment. For example, if under SECTION 35.2 Purchaser is obligated to indemnify Seller for damages of $10,000 and Purchaser defaults under this Agreement, then Seller shall be entitled to receive $10,000 plus the entire Downpayment plus accrued interest thereon plus amounts under SECTION 32.

       11.    REPRESENTATIONS.

              11.1. Seller hereby represents and warrants to Purchaser that, as of the date hereof:

                     (i) Seller is a limited liability company duly organized and in good standing under the laws of the State of Texas and qualified to do business in, and in good standing under the laws of the State of Texas;

                     (ii) the execution, delivery and performance of this Agreement by Seller (a) are within Seller's powers and (b) have been duly authorized by all necessary corporate, partnership and/or other action;

                     (iii) attached hereto as EXHIBIT "D" is a rent roll for the Shopping Center, which, to the actual knowledge of Seller, is accurate in all material respects as of the date hereof. To Seller's actual knowledge, no parties except the tenants identified in EXHIBIT "D" (and any permitted assignees, sublessees, licensees and/or concessionaires thereof) has or shall have on the Closing Date any right to occupy any portion of the Shopping Center. A revised EXHIBIT "D", to be designated EXHIBIT "D-1", shall be certified by Seller to its actual knowledge as being true and correct in all material respects as of Closing, shall reflect those Leases and guarantees in effect on the Closing Date and shall be delivered to Purchaser at Closing as provided in
SECTION 7.1 (xiii) hereof. As of the date hereof, and to the actual knowledge of Seller, each of the Leases described in EXHIBIT "D" is valid and subsisting and in full force and effect, has not been amended, modified or supplemented other than as previously delivered to Purchaser. To Seller's actual knowledge, the copies of the Leases and guarantees previously or hereafter delivered by Seller to Purchaser for Purchaser's review were and will be, respectively, true and complete copies thereof. Seller has received no written notice of default or breach on the part of the landlord under any of the Leases which remains uncured by the landlord. Except as set forth on EXHIBIT "D", AND EXCEPT AS PREVIOUSLY DISCLOSED BY SELLER TO PURCHASER REGARDING CERTAIN RIGHTS GRANTED TO WALGREEN, AS MORE FULLY SET FORTH IN THE WALGREEN LEASE, no tenant under any of the Leases is entitled to any purchase option or right of first refusal regarding a sale of the Shopping Center. To Seller's actual knowledge, no Lease extends beyond the term and option terms stated therein. Except as set forth on EXHIBIT "D", and except for those Leasing Commissions, etc. payable by Purchaser in accordance with Section 6.8 above, to Seller's actual knowledge, no other Leasing Commissions are now due and payable, or on the Closing Date shall be due and payable, by Seller;

                     (iv) to the actual knowledge of Seller, EXHIBIT "E" sets forth a true, correct and complete list of all material Existing Service Contracts in effect as of the date hereof. Seller has no employees in connection with the operation of the Shopping Center whose employment will not be lawfully terminated, prior to Closing, without recourse to Purchaser. To the actual knowledge of Seller, the Existing Service Contracts delivered by Seller to Buyer are true and complete copies of all Service Contracts now in effect. To the actual knowledge of Seller, no person or entity bound by any Existing Service Contract has given notice to Seller of any claim of default under any such Service Contract;

                     (v) to the actual knowledge of Seller and except as set forth in the reports described in EXHIBIT "M" (the "ENVIRONMENTAL REPORTS"), Seller has received no written notice from any Environmental Agency (as hereinafter defined) to the effect that there has been a release of any Hazardous Material (as hereinafter defined) on the Shopping Center. The term "HAZARDOUS MATERIAL" shall mean asbestos, petroleum products, and any other hazardous waste or substance which has, as of the date hereof, been determined to be hazardous or a pollutant by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, or any instrumentality authorized to regulate substances in the environment which has jurisdiction over the Shopping Center ("ENVIRONMENTAL AGENCY") which substance causes the Shopping Center (or any part thereof) to be in material violation of any applicable environmental laws; PROVIDED, HOWEVER, that the term "Hazardous Material" shall not include
(x) motor oil, gasoline and other automotive fluids contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline, or
(y) materials which are stored, used and/or sold in the ordinary course of a tenant's occupancy at (or in the course of Seller's or Seller's managing agents' operation of) the Shopping Center, including but not limited to cleaning supplies, office supplies, Insecticides and other similar products stored, use and/or sold in the ordinary course of business;

                     (vi) to the actual knowledge of Seller, except as set forth on EXHIBIT "N", there is no material litigation pending or threatened with respect to the Shopping Center (other than as is covered by insurance);

                     (vii) to the actual knowledge of Seller, except as set forth on EXHIBIT "F", (aa) Seller has not received written notice of that Seller is in material default under that certain Amended and Restated Declaration of Restrictions for Park Place Shopping Center dated the 17th day of April, 2000, and recorded in Volume 4469, Page 1005 Deed Records of the Collin County, Texas real estate records [the "REA"], and (bb) Seller has not received written notice from any governmental authority having jurisdiction over the Shopping Center (x) to the effect that the Shopping Center is not in compliance in all material respects with applicable laws and ordinances, or (y) of any pending or threatened condemnation, eminent domain or similar proceeding with respect to the Shopping Center;

                     (viii) neither the execution, delivery or performance by Seller of this Agreement, the fulfillment of and compliance with the respective terms and provisions hereof by Seller, nor the consummation of the transactions contemplated hereby by Seller, will (aa) conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute a default under, or give rise to any right of termination, acceleration, or cancellation under any agreement or other instrument or other obligation to which Seller is a party or is subject, (bb) to the actual knowledge of Seller, constitute a material violation of any code, resolution, law, statute, regulation, ordinance, rule, judgment, decree, determination, writ or order applicable to Seller, or
(iii) violate the terms of Seller's organizational documents;

                     (ix) None of the funds to be received by Seller under this Agreement will be subject to 18 U.S.C. Sections 1956-1957 (Laundering of Money Instruments), 18 U.S.C. Sections 981-986 (Federal Asset
Forfeiture), 21 U.S.C. Section 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the "USA PATRIOT ACT");

                     (x) except as otherwise provided in this Agreement, all bills and other payments due from Seller with respect to the ownership, operation and maintenance of the Shopping Center have been, or on the Closing Date shall be, paid in full by Seller or prorated by Seller and Purchaser.

                     As used herein, the term "to the actual knowledge of Seller" and words of similar import, shall mean the actual, present cognitive awareness (as differentiated from imputed or constructive knowledge) of Stephen Preston without any obligation to make inquiry of any kind. The Seller represents that Stephen Preston has been the Asset Manager of the Shopping Center since April 2000.

              11.2. Purchaser hereby represents and warrants to Seller that, as of the date hereof:

                     (i) Purchaser is a corporation, validly existing, duly organized and in good standing under the laws of the State of Illinois and, on the Closing Date shall be duly qualified to do business in the State of Texas;

                     (ii) the execution, delivery and performance of this Agreement by Purchaser (a) are within Purchaser's corporate, partnership, limited liability or other applicable powers, and (b) have been duly authorized by all necessary corporate, partnership, limited liability or other applicable action;

                     (iii) neither the execution, delivery or performance by Purchaser of this Agreement, the fulfillment of and compliance with the respective terms and provisions hereof by Purchaser, nor the consummation of the transactions contemplated hereby by Purchaser, will (aa) conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute a default under, or give rise to any right of termination, acceleration, or cancellation under, any agreement or other instrument or other obligation to which Purchaser is a party or is subject, (bb) to Purchaser's knowledge, constitute a material violation of any code, resolution, law, statute, regulation, ordinance, rule, judgment, decree, determination, writ or order applicable to Purchaser, or (iii) violate the terms of Purchaser's organizational documents;

                     (iv) Purchaser is not acquiring the Shopping Center with the assets of an employee benefit plan as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") and the transaction which is the subject of this Agreement is not a prohibited transaction under Section 406 of ERISA;

                     (v) None of the funds to be used for payment by Purchaser of the Purchase Price will be subject to 18 U.S.C. Sections 1956-1957 (Laundering of Money Instruments), 18 U.S.C. Sections 981-986 (Federal Asset Forfeiture), 21 U.S.C. Section 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the "USA PATRIOT ACT").

                     (vi) Purchaser is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under regulations of the Office of Foreign Asset Contract ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; and

                     (vii) This Agreement constitutes, and all other agreements, documents and instruments to be executed by Purchaser pursuant hereto, when duly executed and delivered by Purchaser, will each constitute, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms.

              11.3.  Each of the representations and warranties set forth in
Section 11.1 (collectively, "Seller's Representations") shall be deemed to have been remade at and as of the Closing Date with the same force and effect as if first made on and as of such date; provided, that, at the Closing, Seller may submit to Purchaser one (1) or more schedules, certified as true and correct as of the Closing Date by Seller, which modify or update any of Seller's Representations, or any Exhibits referred to therein, to reflect matters, if any, which arise subsequent to the date hereof, and Seller's Representations shall be deemed to have been remade with the changes, if any, set forth in such schedule or schedules. If prior to Closing, Seller's Representations made as of the date hereof are determined to be untrue in any material respect as of the date hereof or if Seller's Representations, as remade on the Closing Date, shall result in Seller's Representations made as of the date hereof being untrue in any material respect as of the Closing Date, or if any of Seller's Representations, as remade on the Closing Date reflect a material change, to Purchaser's detriment of any of Seller's Representations, as originally made, Purchaser may, at its option, and as its sole remedy (Purchaser specifically waiving any right to bring an action against Seller for damages arising therefrom), either (i) terminate this Agreement by notice in writing to Seller, in which event (subject to the provisions of this Section 11.3) Seller shall cause the Escrow Agent to take the actions required to be taken in respect of the Downpayment pursuant to Section 9, whereupon neither party shall have any further rights or obligations hereunder except that the obligations of the parties under Sections 13, 31, 32, 34, 35.2 and 35.3 shall survive, or (ii) waive the same and accept title to the Shopping Center without any abatement of the Purchase Price; provided, however, that Purchaser shall have no right to terminate this Agreement as a result of any modification to or updating of Seller's Representations to reflect (w) Approved New Leases, Approved Lease Amendments, Approved New Service Contracts, or Approved Service Contract Amendments, (x) changes to the rent roll for the Shopping Center or to the Service Contracts that arise after the date hereof (it being expressly acknowledged and agreed by Purchaser that the risk of changes to the rent roll for the Shopping Center or the leasing status of the Shopping Center for any reason after the date hereof is Purchaser's risk and no such change is intended to grant Purchaser any right to terminate this Agreement or obtain any damages from Seller), or (y) changes to the schedule of litigation set forth in Exhibit "N" to reflect any additions or deletions other than litigation that if adversely determined would affect title to the Shopping Center (it being expressly acknowledged and agreed that (A) changes to

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the schedule of litigation for any reason, including, without limitation, landlord/tenant litigation and claims covered by insurance, after the date hereof are Purchaser's risk (meaning that no such change is intended to grant Purchaser any right to terminate this Agreement or obtain any damages from Seller), and (B) changes to the schedule of litigation for matters affecting title to the Shopping Center are Seller's risk (meaning that any such changes to the schedule of litigation shall entitle Purchaser to terminate this Agreement subject to and in accordance with the provisions of this Section 11.3 but no such changes to the schedule of litigation shall, if not cured by Seller, entitle Purchaser to bring any action against Seller or constitute a breach of a representation or warranty of Seller); provided, further, however, Purchaser shall have no right to terminate this Agreement pursuant to the provisions of this Section 11.3 as a result of the untruth of any Seller's Representation if, within ten (10) days after the delivery of Purchaser's notice terminating this Agreement, Seller delivers written notice of intention to cure to Purchaser, in which event Purchaser's notice of termination shall be without effect and Seller shall, at Seller's option, either (i) cause such untrue Seller's Representation to be corrected at or before Closing (and Seller shall be entitled to adjourn the date of the Closing for not more than sixty (60) days to effectuate such cure), or (ii) [intentionally deleted]. Seller's Representations (as modified or updated by Seller in accordance with the provisions of this Section 11) shall survive the Closing for a period of one hundred eighty (180) days. Within ten (10) days of becoming aware that any of Seller's Representations are untrue in any material respect, Purchaser shall deliver notice thereof to Seller stating whether Purchaser desires to proceed under clause (i) or (ii) above in respect thereof, and in the event that Purchaser fails to so notify Seller of any such untruth and its desire to proceed under clause (i) or (ii) above within such ten (10) day period, then Purchaser shall be deemed to have waived its right to assert the untruth of such representation against Seller pursuant to the terms hereof. Without limitation of the foregoing, in the event that Purchaser becomes aware that any of Seller's Representations are untrue in any material respect prior to the Closing Date and nonetheless proceeds to Closing without making a claim under this Section 11.3, then same shall be deemed to be a waiver by Purchaser of any further right to make a claim arising out of such falsity of such Seller's Representation.

              11.4.  Each of the representations and warranties set forth in
Section 11.2 (collectively, "Purchaser's Representations") shall be deemed to have been remade at and as of the Closing Date with the same force and effect as if first made on and as of such date. Purchaser's Representations shall survive the Closing for a period of one hundred eighty (180) days.

              11.5. If any of Purchaser's Representations or Seller's Representations is discovered to be untrue in any material respect after Closing, and a claim is asserted within the time period set forth in SECTION
11.3 or SECTION 11.4, as the case may be, then Seller or Purchaser, as the case may be, shall, subject to SECTION 19, have the right to pursue any and all remedies available against Purchaser or Seller, as the case may be, as a result of such inaccuracy, PROVIDED, HOWEVER, (A) Purchaser shall not pursue any claim against Seller that causes damage to Purchaser that is less than the Floor (as hereinafter defined) and (B) the maximum amount of liability that Seller shall have under any circumstance for any surviving obligation under this Agreement (including, without limitation, any obligation arising out of any Seller's Representation that survives the Closing, any indemnification or other obligation contained herein that is specifically stated to survive the Closing, any obligation of Seller under any Seller Estoppel Certificate [as hereinafter defined] and any liability under any other document or instrument delivered by Seller in connection with the Closing) shall not exceed a total aggregate amount of $250,000 (the "MAXIMUM AMOUNT"). As used herein, the term "FLOOR" shall mean, with respect to any claim against Seller for the breach of any of Seller's Representations, $15,000.00.

       12.    FIXTURES AND PERSONAL PROPERTY.

              All of Seller's right, title and interest in and to all fixtures, machinery, equipment and other articles of personal property attached or appurtenant to, or used in connection with, the Shopping Center are included in this sale.

       13.    BROKERS.

              13.1. Purchaser represents and warrants that Purchaser has not dealt with any broker, agent, finder or similar party in connection with the transaction contemplated hereby other than CB Richard Ellis (the "Broker") and Purchaser hereby indemnifies and holds harmless Seller and each Seller Exculpated Party (as hereinafter defined) from any liability, cost or expense (including, without limitation, reasonable attorneys' fees and costs of enforcement of the foregoing indemnity) arising out of the falsity of the foregoing representation.

              13.2. Seller represents and warrants that Seller has not dealt with any broker, agent, finder or similar party in connection with the transaction contemplated hereby other than Broker and Seller hereby indemnifies and holds harmless Purchaser and each Purchaser Exculpated Party (as hereinafter defined) from any liability, cost or expense (including, without limitation, reasonable attorneys' fees and costs of enforcement of the foregoing indemnity) arising out of the falsity of the foregoing representation.

              13.3. Seller shall be responsible for the payment of any commission due Broker pursuant to separate agreement and shall indemnify and hold harmless Purchaser and each Purchaser Exculpated Party from any liability, cost or expense (including, without limitation, reasonable attorneys' fees and costs of enforcement of the foregoing indemnity) in connection with any commission or other compensation claimed to be due by Broker from Purchaser in connection with this transaction. No commission, fee or other compensation or remuneration shall be earned by, or due or payable to, the Broker except if, as and when (a) the Closing hereunder shall take place, and (b) Seller shall receive the full amount due Seller at such Closing, as provided in Section 2 above, and (c) [intentionally deleted].

              13.4. The provisions of this SECTION 13 shall survive the Closing or any earlier termination of this Agreement.

       14.    CONDEMNATION AND DESTRUCTION.

              14.1. If, prior to the Closing Date a Non-Material Taking (as hereinafter defined) occurs, then (i) Seller shall notify Purchaser of such fact, (ii) Purchaser shall not have any right or option to terminate this Agreement and this Agreement shall continue in effect, (iii) at the Closing, Purchaser shall accept the Shopping Center subject to such Non-Material Taking or so much of the Shopping Center as remains after such Non-Material Taking, as the case may be, with no abatement of the Purchase Price, and (iv) at the Closing, Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, all of Seller's interest in and to all awards for such Non-Material Taking. If, prior to the Closing Date, a Material Taking (as hereinafter defined) occurs with respect to the Shopping Center, then (i) Seller shall notify Purchaser of such fact and (ii) Purchaser shall have the right to terminate this Agreement by delivering notice of such termination to Seller on or before the tenth (10th) day after Purchaser receives such notice from Seller, and if necessary, the Closing Date shall be postponed until the Business Day next immediately following such tenth (10th) day. In the event that Purchaser fails to exercise such termination right within such ten (10) day period, Purchaser shall be deemed to have waived such termination right, in which event the provisions of the first sentence of this SECTION 14.1 shall apply to such Material Taking. In the event that Purchaser delivers a notice of termination within such ten (10) day period, then this Agreement shall terminate, Escrow Agent shall refund the Downpayment to Purchaser, whereupon neither party shall have any further rights or obligations hereunder except that the obligations of the parties under SECTIONS 13, 31, 32, 34, 35.2 and 35.3 shall survive.

              14.2. If, prior to the Closing Date a Non-Material Casualty (as hereinafter defined) occurs, then (i) Seller shall promptly notify Purchaser of such fact, (ii) Purchaser shall not have any right or option to terminate this Agreement and this Agreement shall continue in effect, (iii) at the Closing Purchaser shall accept the Shopping Center in its then "as is" condition with no abatement of the Purchase Price, and (iv) at the Closing, Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, all of Seller's interest in and to all insurance proceeds payable in connection with such Casualty, and Purchaser shall receive a credit against the Purchase Price at the Closing in the amount of any loss deductible payable in connection with such insurance proceeds plus an amount equal to all additional funds (in excess of available insurance proceeds) reasonably required to fully restore the Shopping Center to its condition prior to such Non-Material Casualty. If, prior to the Closing Date, a Material Casualty (as hereinafter defined) occurs with respect to the Shopping Center, then (i) Seller shall promptly notify Purchaser of such fact and (ii) Purchaser shall have the right to terminate this Agreement by delivering notice of such termination to Seller on or before the tenth (10th) day after Purchaser receives such notice from Seller, and if necessary, the Closing Date shall be postponed until the Business Day next immediately following such tenth (10th) day. In the event that Purchaser fails to exercise such termination right within such ten (10) day period, Purchaser shall be deemed to have waived such termination right, in which event the provisions of the first sentence of this SECTION 14.2 shall apply to such Material Casualty. In the event that Purchaser delivers a notice of termination within such ten
(10) day period, then this Agreement shall terminate, Escrow Agent shall refund the Downpayment to Purchaser, whereupon neither party shall have any further rights or obligations hereunder except that the obligations of the parties under SECTIONS 13, 31, 32, 34, 35.2 and 35.3 shall survive.

              14.3. As used herein, the following terms shall have the following meanings:

              "CASUALTY" means the destruction of all or a portion of the Shopping Center by fire or other casualty.

              "MATERIAL CASUALTY" means a Casualty (i) which results in damage to the Shopping Center where the cost to repair is $500,000 or more or (ii) which causes any tenant to terminate its lease at the Shopping Center or to abate the payment of rent.

              "MATERIAL TAKING" means a Taking (i) which affects more than two percent (2%) of the Shopping Center, or (ii) which materially and adversely affects access to the Shopping Center, or (iii) which causes any tenant occupying to terminate its lease at the Shopping Center or to abate the payment of rent.

              "NON-MATERIAL CASUALTY" means any Casualty other than a Material Casualty.

              "NON-MATERIAL TAKING" means any Taking other than a Material
Taking.

              "TAKING" means any actual or overtly threatened taking of any portion of the Shopping Center by condemnation or eminent domain.

       15.    ESCROW.

              15.1. The Escrow Agent shall hold and disburse the Deposit as provided in this Agreement.

              15.2. If the Closing takes place, the Escrow Agent shall deliver the Downpayment to, or upon the instructions of, Seller at the Closing, unless Purchaser shall wire to Escrow Agent on or prior to the Closing Date the full amount of the Purchase Price, in which event, upon Closing, the Downpayment shall be returned to Purchaser.

              15.3. If this Agreement is terminated in accordance with the terms hereof, or if the Closing does not take place under this Agreement by reason of the failure of either party to comply with such party's obligations hereunder, then the Escrow Agent shall pay the Downpayment, as set forth in a written notice to Escrow Agent from Seller and/or Purchaser, provided however, that if such written notice has not been jointly executed by both Seller and Purchaser, then Escrow Agent shall not disburse any portion of the Downpayment until (a) Escrow Agent shall have provided ten (10) days' prior notice to both Seller and Purchaser of Escrow Agent's intention to disburse the Downpayment in accordance with the instructions set forth in the notice provided to Escrow Agent (which notice from Escrow Agent shall include a copy of the notice provided to Escrow Agent) and (b) neither Seller nor Purchaser shall have objected to such disbursement during such ten (10) day period.

              15.4.  It is agreed that;

                     (i) the duties of the Escrow Agent are only as herein specifically provided and are purely ministerial in nature, and the Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith;

                     (ii) in the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by either or both of the parties or their successors;

                     (iii) the Escrow Agent may assume that any person purporting to give any notice of instructions in accordance with the provisions hereof has been duly authorized to do so;

                     (iv) the Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by it, Seller and Purchaser;

                     (v) Seller and Purchaser shall jointly and severally reimburse and indemnify the Escrow Agent for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith, including reasonable attorneys' fees and disbursements, incurred without willful misconduct or gross negligence on the part of the Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability arising out of or relating to this Agreement;

                     (vi) Seller and Purchaser each hereby release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith without gross negligence or willful misconduct in the performance of its duties hereunder; and

                     (vii) if requested by the Escrow Agent, Seller and Purchaser shall each execute Escrow Agent's standard form or escrow agreement provided that the terms thereof shall not be substantively inconsistent with the terms set forth in this Section 15.

              15.5. The Escrow Agent is acting as a stake-holder only with respect to the Downpayment. If there is any dispute as to whether the Escrow Agent is obligated to deliver all or any portion of the Downpayment or as to whom the proceeds of the Downpayment are to be delivered, the Escrow Agent shall not be required to make any delivery, but in such event the Escrow Agent shall hold the Downpayment until receipt by the Escrow Agent of an authorization in writing, signed by all of the parties having any interest in such dispute, directing the disposition of the Downpayment, or, in the absence of such authorization, the Escrow Agent shall hold the Downpayment, until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination have not begun within ninety (90) days after the date the Escrow Agent receives written notice of such dispute, and thereafter diligently continued, the Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Downpayment in court, pending such determination. The Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys' fees and disbursements, by the party determined not to be entitled to the Downpayment, or if the Downpayment is split between the parties hereto, such costs of the Escrow Agent shall be split, PRO RATA, between Seller and Purchaser, based upon the amount of Downpayment received by each. Upon making delivery of the Downpayment, in the manner provided in this Agreement, the Escrow Agent shall have no further liability hereunder.

              15.6. The Escrow Agent has executed this Agreement contract solely to confirm (i) receipt of the Deposit and (ii) that the Escrow Agent, upon receipt thereof, will hold the Downpayment in escrow, pursuant to the provisions of this Agreement.

       16.    CLOSING COSTS.

              Seller shall pay (i) all documentary stamp taxes, surtaxes and other transfer, stamp and conveyance taxes and recording fees with respect to this transaction and/or the Deed, (ii) all title examination and search fees and that portion of the title insurance premium payable in connection with the policy of owner's title insurance to be issued Purchaser in connection with the Shopping Center which would be payable for a standard coverage owner's title insurance policy, (iii) [intentionally deleted], (iv) [intentionally deleted],
(v) [intentionally deleted], (vi) [intentionally deleted], (vii) the cost of the Survey, and (viii) fifty percent (50%) of any escrow fees charged by Escrow Agent. Purchaser shall pay (i) fifty percent (50%) of any escrow fees charged by Escrow Agent, (ii) any additional title insurance premiums payable in connection with the owner's policy of title insurance to be issued to Purchaser as aforesaid, i.e., in excess of the sum payable by Seller on account thereof, as set forth above, (iii) any and all premiums payable in connection with the modification of the survey exception in such owner's title insurance policy (if requested by Purchaser) and in connection with any endorsements to such owner's title insurance policy (if requested by Purchaser, provided same are permitted to be issued in connection with this transaction pursuant to applicable Texas title insurance regulations), and (iv) all due diligence costs related to this transaction. Each party shall pay its own legal fees and all of its other expenses in connection with this transaction.

       17.    SELLER'S COVENANTS.

              Seller agrees as follows:

              17.1. Between the date hereof and the Closing Date or earlier termination of this Agreement, Seller will provide or cause to be provided substantially such services with respect to the Shopping Center that have been provided by Seller in the past in accordance with its customary practice.

              17.2. Between the date hereof and the Closing Date or earlier termination of this Agreement, Seller will maintain casualty insurance and liability insurance with respect to the Shopping Center (which insurance may be effected under a blanket policy or policies of insurance) in accordance with its past practice.

              17.3. Between the date hereof and the Closing Date, Seller will cause to be performed all normal operational repairs required to be made to the Shopping Center in order to maintain the Shopping Center in its condition as of the date of this Agreement, reasonable wear and tear and natural deterioration and damage by fire or other casualty or condemnation excepted, provided that the foregoing shall not have the effect of requiring Seller to make any repairs or replacements of a capital nature to the Shopping Center.

       18.    APPROVAL OF LEASES AND SERVICE CONTRACTS.

              18.1. From and after the date hereof, in the event that Seller desires to enter into (i) any amendment, modification, renewal or extension of any Existing Lease (a "PROPOSED LEASE AMENDMENT") or (ii) any new lease affecting any portion of the Shopping Center (a "PROPOSED NEW LEASE"), Seller shall deliver written notice ("LEASING NOTICE") to Purchaser, which Leasing Notice shall contain a copy of such Proposed Lease Amendment or Proposed New Lease (and supporting tenant data and tenant credit information) and request Purchaser's consent to such Proposed Lease Amendment or Proposed New Lease. Within five (5) Business Days after Seller delivers the Leasing Notice to Purchaser, Purchaser shall deliver written notice to Seller approving or disapproving such Proposed Lease Amendment or such Proposed New Lease (and if Purchaser disapproves such Proposed Lease Amendment or Proposed New Lease Purchaser shall specify in such notice the reasons for such disapproval). On or prior to the expiration of the Due Diligence Period, Purchaser shall not unreasonably withhold its consent to any such Proposed Lease Amendment or Proposed New Lease. Subsequent to the expiration of the Due Diligence Period, Purchaser may withhold its consent to a Proposed Lease Amendment or Proposed New Lease in its sole and absolute discretion. In the event that Purchaser fails to affirmatively approve or disapprove any Proposed Lease Amendment or Proposed New Lease within the five (5) Business Day period set forth above, Purchaser shall be deemed to have approved such Proposed Lease Amendment or such Proposed New Lease. If Purchaser shall approve (or be deemed to have approved) such Proposed Lease Amendment or such Proposed New Lease, then Seller shall have the right to execute such Proposed Lease Amendment or Proposed New Lease and upon such execution and delivery, the same shall be deemed to be an "Approved Lease Amendment" or an "Approved New Lease", as the case may be, for purposes of this Agreement. If Purchaser, acting reasonably, shall disapprove such Proposed Lease Amendment or such Proposed New Lease, then Seller shall not enter into such Proposed Lease Amendment or Proposed New Lease.

              18.2. From and after the date hereof, in the event that Seller desires to enter into (i) any amendment, modification, renewal or extension of any Existing Service Contract (a "PROPOSED SERVICE CONTRACT AMENDMENT"), or (ii) any new service contract affecting any portion of the Shopping Center (a "PROPOSED NEW SERVICE CONTRACT"), Seller shall deliver written notice to Purchaser requesting Purchaser's consent to such Proposed Service Contract Amendment or Proposed New Service Contract. Within five (5) Business Days after Seller delivers such request to Purchaser, Purchaser shall deliver written notice to Seller approving or disapproving such Proposed Service Contract Amendment or such Proposed New Service Contract (and if Purchaser disapproves such Proposed Service Contract Amendment or Proposed New Service Contract Purchaser shall specify in such notice the reasons for such disapproval). On or prior to the expiration of the Due Diligence Period, Purchaser shall not unreasonably withhold its consent to any Proposed Service Contract Amendment or Proposed New Service Contract. Subsequent to the expiration of the Due Diligence Period, Purchaser may withhold its consent to a Proposed Service Contract Amendment or Proposed New Service Contract in its sole and absolute discretion. In the event that Purchaser fails to affirmatively approve or disapprove any Proposed Service Contract Amendment or Proposed New Service Contract within the five (5) Business Day period set forth above, Purchaser shall be deemed to have approved such Proposed Service Contract Amendment or such Proposed New Service Contract. If Purchaser shall approve such Proposed Service Contract Amendment or such Proposed New Service Contract, then Seller shall have the right to execute such Proposed Service Contract Amendment or Proposed New Service Contract and upon such execution and delivery, the same shall be deemed to be an "Approved Service Contract Amendment" or an "Approved New Service Contract", as the case may be, for purposes of this Agreement. If Purchaser, acting reasonably, shall disapprove such Proposed Service Contract Amendment or such Proposed New Service Contract, then Seller shall not enter into such Proposed Service Contract Amendment or Proposed New Service Contract. Notwithstanding the foregoing, Seller shall have the right, without the necessity of obtaining the approval of Purchaser, to execute any amendment to an Existing Service Contract and any new service contract affecting the Shopping Center (a) if and to the extent that such amendment to an Existing Service Contract or such new service contract will not be binding upon Purchaser after the date of the Closing or (b) if such amendment to an Existing Service Contract pertains to a Service Contract that is, or such New Service Contract is, terminable by Purchaser without cost on not more than thirty (30) days notice without penalty. Anything in this Agreement to the contrary notwithstanding, it is expressly understood and agreed that Purchaser shall be obligated to assume the Service Contracts, if any, more particularly described in Part 2 of EXHIBIT "E".

       19.    NON-LIABILITY.

              19.1 Notwithstanding anything to the contrary contained in this Agreement, none of the of the directors, officers, employees, shareholders, members, managers, partners, agents or attorneys of Seller or of any partners of Seller nor any other person, partnership, corporation or trust, as principal of Seller, whether disclosed or undisclosed (collectively, the "SELLER EXCULPATED PARTIES") shall have any personal obligation or liability hereunder, and Purchaser shall not seek to assert any claim or enforce any of its rights hereunder against any Seller Exculpated Party.

              19.2 Notwithstanding anything to the contrary contained in this Agreement, none of the of the directors, officers, employees, shareholders, members, managers, partners, agents or attorneys of Purchaser or of any partners of Purchaser nor any other person, partnership, corporation or trust, as principal of Purchaser, whether disclosed or undisclosed (collectively, the "Purchaser EXCULPATED PARTIES") shall have any personal obligation or liability hereunder, except in connection with any negligent or wrongful act(s) or omission(s) of any such Purchaser Exculpated Party(ies), and, except as relates to any such negligent or wrongful act(s) or omission(s) of any such Purchaser Exculpated Party(ies), Seller shall not seek to assert any claim or enforce any of its rights hereunder against any Purchaser Exculpated Party.

       20.    SELLER'S DEFAULT.

              Subject to the provisions of SECTION 19 hereof, if Seller fails to comply in any material respect with any of the provisions of this Agreement, then Purchaser, as its sole remedy (Purchaser specifically waiving any right to bring an action for monetary damages), may either:

              20.1. cause the Escrow Agent to take the actions with respect to the Downpayment set forth in SECTION 9, whereupon this Agreement shall be terminated and neither party shall have any further rights or obligations hereunder, except that the obligations of the parties under SECTIONS 13, 31, 32, 34, 35.2 and 35.3 shall survive such termination; or

              20.2. bring an action against Seller to seek specific performance of Seller's obligations hereunder.

              The foregoing shall not be deemed to limit Purchaser's rights, if any, under SECTION 32 hereof.

       21.    CONDITION OF SHOPPING CENTER.

              21.1. Except as otherwise expressly provided in this Agreement, Purchaser shall accept the Shopping Center at the Closing in its "AS IS", "WHERE IS" condition WITH ALL FAULTS as of the Closing Date. Purchaser agrees that, except as expressly set forth herein, Seller shall not be liable for any latent or patent defects in the Shopping Center, and shall not be bound in any manner whatsoever by any guarantees, promises, projections, operating expenses, set-ups or other information pertaining to the Shopping Center made, furnished or claimed to have been made or furnished by Seller or any other person or entity, including, without limitation, the Broker, or any partner, member, manager, shareholder, employee, agent, attorney or other person representing or purporting to represent Seller or the Broker, whether verbally or in writing. Purchaser acknowledges that neither Seller nor any of the employees, agents or attorneys of Seller has made any verbal or written representations or warranties whatsoever to Purchaser, whether express or implied, except as expressly set forth in this Agreement and, in particular, except as expressly set forth in this Agreement, that no such representations and warranties have been made with respect to the physical or environmental condition or operation of the Shopping Center, the layout or footage of the Shopping Center, the actual or projected revenue and expenses of the Shopping Center or any of the Leases, zoning and entitlements, environmental, and other laws, regulations and rules applicable to the Shopping Center, or the compliance of the Shopping Center therewith, the quantity, quality or condition of the articles of personal property and fixtures included in the transactions contemplated hereby, the use or occupancy of the Shopping Center or any part thereof or any other matter or thing affecting or relating to the Shopping Center or the transactions contemplated hereby, except as specifically set forth in this Agreement. Purchaser has not relied and is not relying upon any representations or warranties, other than the representations and warranties expressly set forth in this Agreement, or upon any statements made in any informational materials with respect to the Shopping Center provided by Seller or any other person or entity, including the Broker, or any shareholder, member, manager, employee, agent, attorney or other person representing or purporting to represent Seller or the Broker. Without limitation of the foregoing, Purchaser specifically acknowledges and agrees that it has assumed the risk of changes in the condition of the Shopping Center due to normal wear and tear between the date of this Agreement and the Closing Date and no adverse change in such condition due to normal wear and tear shall grant Purchaser any right to terminate this Agreement or to obtain any damages against Seller. In this connection, however, It is understood and agreed (x) that the foregoing is not intended to limit Purchaser's right to terminate this Agreement at or prior to the expiration of the Due Diligence Period in accordance with SECTION 35 hereof, and (y) that in the event of Casualty or Condemnation, the provisions of Section 14 above shall apply, anything in this Section 21.1 to the contrary notwithstanding. IN ADDITION TO, AND WITHOUT LIMITATION OF THE FOREGOING, EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, TITLE, MARKETABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OF THE SHOPPING CENTER OR ANY COMPONENT THEREOF, AND THE SHOPPING CENTER AND EACH COMPONENT THEREOF ARE SOLD IN AN "AS IS", "WHERE IS" CONDITION, WITH ALL FAULTS. BY EXECUTING THIS AGREEMENT, EXCEPT AS SET FORTH IN THIS AGREEMENT, PURCHASER AFFIRMS AND AGREES THAT (A) PURCHASER HAS NOT RELIED ON SELLER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE SHOPPING CENTER OR ANY COMPONENT THEREOF FOR ANY PARTICULAR PURPOSE, (B) SELLER MAKES NO WARRANTY THAT THE SHOPPING CENTER OR ANY COMPONENT THEREOF ARE FIT FOR ANY PARTICULAR PURPOSE, AND (C) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SHOPPING CENTER OR ANY COMPONENT THEREOF. PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE SHOPPING CENTER AND EACH COMPONENT THEREOF AND HAS DETERMINED TO PURCHASE THE SHOPPING CENTER AND EACH COMPONENT THEREOF BASED ON SUCH INSPECTION.

              21.2.  Without limiting the generality of the provisions of
SECTION 21.1, Purchaser specifically acknowledges and agrees as follows:

                     (i) except as specifically set forth herein, neither Seller nor any other party acting (or purporting to act) on behalf of Seller, has made any representation or warranty of any kind of nature concerning any environmental condition existing at the Shopping Center;

                     (ii) Seller has delivered to Purchaser copies of the environmental reports listed on EXHIBIT "M" (the matters stated therein being referred to as the "ENVIRONMENTAL DISCLOSED MATTERS");

                     (iii) Purchaser shall take title to the Shopping Center subject to any and all environmental conditions thereat, whether known or unknown, disclosed or undisclosed, including, without limitation, the Environmental Disclosed Matters (any of the foregoing described in this CLAUSE
(iii) being referred to as "ENVIRONMENTAL CONDITIONS");

                     (iv) Purchaser hereby releases Seller and each Seller Exculpated Party from any liability of any kind or nature arising with respect to any Environmental Conditions and, specifically, agrees that if any claim is brought against Purchaser arising out of any Environmental Condition Purchaser shall have no claim of any kind or nature against Seller or any Seller Exculpated Party; and

                     (v) Purchaser hereby assumes liability for any and all Environmental Conditions and hereby indemnifies and holds harmless Seller and each Seller Exculpated Party from any and all liabilities, claims, losses, costs, expenses and damages (including, without limitation, reasonable attorneys' fees, costs and disbursements and costs incurred in the enforcement of the foregoing indemnification obligation) arising out of any Environmental Condition, whether or not pre-existing at the Closing and whether or not disclosed to Purchaser, it being the Intention of the parties hereto that from and after the Closing (x) Seller shall have no further liability or obligation in respect of environmental matters of any kind or nature pertaining to the Shopping Center and (y) Purchaser shall fully assume any such liability or obligation.

       22.    NOTICES.

              All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made (i) upon the date of personal delivery (if notice is delivered by personal delivery), (ii) on the date of delivery, as confirmed by electronic answerback (if notice is delivered by facsimile transmission), or (iii) on the day of deposit with a nationally recognized overnight courier service (if notice is delivered by nationally recognized overnight courier service), and in any case addressed to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the other):

       If to Seller:

        CDG (Park Place), LLC
        6210 Campbell Road, Suite 140
        Dallas, Texas 75248
        Attention: Mr. Stephen Preston
        Facsimile Number (214) 522-8656

        with a copy to:

        CDG (Park Place) LLC
        One North Clematis Street, Suite 305
        West Palm Beach, Florida 33401
        Attention: Mr. John W.S. Preston
        Facsimile Number: (561) 833-4118

        and with a copy to:

        David J. Wiener, P.A.
        One North Clematis Street, Suite 305
        West Palm Beach, Florida 33401
        Attention: David J. Wiener, Esq.
        Facsimile Number: (561) 366-9145


        If to Purchaser:

        Inland Real Estate Acquisitions, Inc.
        2901 Butterfield Rood
        Oak Brook, Illinois 60523
        Attention: Mr. G. Joseph Cosenza
        Facsimile Number: (630) 218-4900

        with a copy to:

        The Inland Real Estate Group, Inc.
        2901 Butterfield Rood
        Oak Brook, Illinois 60523
        Attention: Mr. Elliot B. Kamenear
        Facsimile Number: (630) 218-4900


        If to Escrow Agent:

        Chicago Title Insurance Company
        171 N. Clark Street
        Division II Escrow
        Chicago, Illinois 60601
        Attention: Ms. Nancy Castro
        Facsimile Number: (312) 223-2108

       23.    ENTIRE AGREEMENT.

              This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof, and all agreements heretofore had or made between the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of said parties.

       24.    AMENDMENTS.

              This Agreement may not be changed, modified or terminated, except by an instrument executed by the parties hereto who are or will be affected by the terms of such instrument.

       25.    NO WAIVER.

              No waiver by either party of any failure or refusal to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

       26.    SUCCESSORS AND ASSIGNS.

              The provisions hereof shall inure to the benefit of, and shall be binding upon, the heirs, executors, administrators, successors and assigns of the respective parties, PROVIDED, HOWEVER, Purchaser may not assign this Agreement or any of Purchaser's rights hereunder without the prior written consent of Seller, PROVIDED, FURTHER, HOWEVER, Seller's consent shall not be required with respect to an assignment of this Agreement by Purchaser to a Permitted Assignee (as hereinafter defined), provided that (i) Purchaser provides Seller with the name, signature block, address, federal taxpayer identification number and other information pertaining to the proposed Permitted Assignee reasonably requested by Seller not later than five (5) Business Days prior to the Closing Date, (ii) such Permitted Assignee assumes all of the obligations of Purchaser under this Agreement pursuant to an assignment and assumption agreement in form reasonably acceptable to Seller, (iii) no assignment of this Agreement to a Permitted Assignee (or in violation of this Agreement) shall relieve Purchaser from any of its obligations hereunder, (iv) no such assignment shall have the effect of delaying the Closing in any respect, and (v) Purchaser and such Permitted Assignee shall be jointly, severally, fully and completely liable for any and all State and local transfer taxes that may be payable in connection with such assignment. A Change of Control (as hereinafter defined) of Purchaser shall constitute an assignment of this Agreement for purposes of this SECTION 26. As used herein, (x) a "PERMITTED ASSIGNEE" shall mean a corporation, partnership or limited liability company that is controlled by Purchaser or an affiliate of Purchaser or a real estate investment trust that is sponsored by an affiliate of Purchaser, and (y) a "CHANGE OF CONTROL" shall mean any direct or indirect change in the beneficial ownership or composition of Purchaser that would cause Purchaser not to be a Permitted Assignee.

       27.    PARTIAL INVALIDITY.

              If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

       28.    PARAGRAPH HEADINGS.

              The headings of the various paragraphs of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain or restrict any of the provisions of this Agreement.

       29.    GOVERNING LAW.

              This Agreement shall be governed by, and shall be interpreted, construed and enforced in accordance with, the laws of the State of Texas without regard to its rules regarding conflicts of law.

       30.    BINDING EFFECT.

              This Agreement does not constitute an offer to sell and shall not bind Seller unless and until Seller, in its sole discretion, elects to be bound hereby by executing and delivering to Purchaser an original counterpart hereof.

       31.    NO RECORDING OR LIS PENDENS.

              The parties hereto agree that neither this Agreement nor any memorandum of notice hereof shall be recorded, and Purchaser agrees not to file any Lis Pendens or other instrument against the Shopping Center in connection herewith; provided, however, notwithstanding the foregoing, solely in the event Purchaser brings an action against Seller for specific performance, Purchaser shall be permitted to file a Lis Pendens against the Shopping Center to preserve its rights with respect to such action provided such action is commenced within thirty (30) days of Purchaser's learning of such default by Seller and Purchaser is not itself in default under this Agreement.

       32.    PREVAILING PARTY TO RECEIVE ATTORNEYS' FEES.

              In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to receive from the losing party an amount equal to the prevailing party's costs incurred in such litigation, including, without limitation, the prevailing party's reasonable attorneys' fees, costs and disbursements.

       33.    TAX-FREE EXCHANGE.

              In the event that Seller desires to effectuate the transaction contemplated by this Agreement as a tax-free exchange, then upon request made by Seller, Purchaser shall cooperate fully with Seller in effectuating such tax-free exchange, such cooperation to include, without limitation, executing and delivering all documents and instruments necessary, for such purpose, provided that Seller shall reimburse Purchaser for any costs or expenses incurred by Purchaser in connection with such cooperation; PROVIDED, HOWEVER, that Purchaser's cooperation hereunder shall be without cost or expense to Purchaser, Purchaser shall have no obligation to take legal or beneficial title to any real property other than the Shopping Center, and Purchaser shall not be required to make any warranties or representations regarding any replacement property.

       34.    CONFIDENTIALITY.

              Any documents, instruments, records or other information delivered by Seller to Purchaser pursuant to the provisions of this Agreement shall be deemed confidential information for purposes of such confidentiality agreement; PROVIDED, HOWEVER, Purchaser may disclose such information to its attorneys, lenders, agents, consultants or as otherwise required by law. Purchaser hereby Indemnifies Seller (and each Seller Exculpated Party) from and against any and all liabilities, damages, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and costs incurred in the enforcement of the foregoing indemnification obligation) arising out of the breach by Purchaser of any of its obligations under any such confidentiality agreement. The provisions of this SECTION 34 shall survive the Closing or any earlier termination of this Agreement.

       35.    DUE DILIGENCE PERIOD.

              35.1 Purchaser has had, and shall have, the right to conduct a due diligence review (the "DUE DILIGENCE REVIEW") of the Shopping Center during the period (the "Due Diligence Period") beginning on the 1st day of July, 2003, and ending at 5:00 P. M. Central Time on the first Business Day following the date upon which this Agreement shall have been executed by the last of Seller and Purchaser.

              35.2 During the Due Diligence Period, and as part of the Due Diligence Review, Purchaser and Purchaser's agents and representatives, shall have the right, during normal business hours, at Purchaser's sole cost and expense to enter upon the Shopping Center for the purpose of inspecting the physical condition of the Shopping Center, testing machinery and equipment, taking measurements, making surveys, and generally for the reasonable ascertainment of the physical condition of the Shopping Center; provided, however, that Purchaser shall (i) give Seller at least two (2) business days prior written notice of the time and place of Purchaser's first such entry (and shall make commercially reasonable efforts to coordinate with Seller's property manager in connection with subsequent entries) and permit a representative of Seller to accompany Purchaser during all such inspections, testing, etc.; (ii) not be permitted to conduct any drilling or other invasive testing of the Shopping Center without the prior written consent of Seller, which

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consent shall not be unreasonably withheld or delayed, (iii) not interfere with the operations of the Shopping Center or any tenant thereof; (iv) restore any damage to the Shopping Center and/or any adjacent property caused by such actions; (v) indemnify, defend and save Seller and all other Seller Exculpated Parties harmless of, from and against any and all damages, demands, claims (including, without limitation, any claims by any tenant[s] of the Shopping Center), losses, liabilities, costs (including the cost of remediation, if necessary) and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs paid and/or incurred in the enforcement of the foregoing indemnity) paid and/or incurred by Seller and/or any Seller Exculpated Party by reason of or in connection with any entry onto, or inspection of, the Shopping Center by Purchaser or Purchaser's agents, employees, representatives or contractors in connection therewith, which indemnity shall survive the sale of the Shopping Center pursuant to the terms of this Agreement or, If such sale is not consummated, the termination of this Agreement; (vi) prior to entry onto the Shopping Center, furnish Seller with a certificate of general liability and property damage insurance maintained by Purchaser with single occurrence coverage of at least $2,000,000 and naming Seller and its property manager as additional insureds; and (vii) not conduct any environmental Investigations or testing other than a standard "Phase I" investigation without the prior written consent of Seller, such consent not to be unreasonably withheld, delayed or conditioned, and without prior execution of, and compliance with, Seller's form of Environmental Access Agreement. All such inspection rights under this Section 35 shall be subject to the right of tenants under the Leases.

                     Without limiting the generality of the foregoing, it is understood and agreed that if Purchaser shall desire to perform any invasive testing, Purchaser shall notify Seller thereof not less than five (5) business days prior to the proposed date of testing, such notice to set forth in detail the tests proposed to be performed, the name of the contractor who will be performing same, the date and time (which shall be between the hours of 8AM and 6PM, unless otherwise agreed by Seller) at which such tests are to be performed and the steps proposed to be taken by Purchaser or its consultant to prevent injury to persons and property in the conduct thereof. Seller shall have the right to approve such testing (and the details associated therewith), such approval not to be unreasonably withheld, delayed or conditioned. Seller shall also have the right to be present during all such testing. Upon request by Seller, one-half of any samples (e.g., soil borings, etc.) shall be furnished by Purchaser to Seller. Purchaser shall be obligated to, and does hereby, indemnify, defend and save and hold harmless Seller and each Seller Exculpated Party of, from and against any and all loss, cost, expense (including reasonable attorneys fees and court costs) and liability resulting from, or arising out of any such testing, including, but not limited to, any and all losses, costs, expenses, and/or liabilities resulting from personal Injury, property damage, contamination or cross-contamination caused by and/or resulting from the conduct of such testing.

              35.3 Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Seller, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to the Shopping Center or any part thereof, nor as giving Purchaser any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against the Shopping Center or any part thereof. Purchaser agrees to promptly cause the removal of, and indemnify, defend, and hold Seller harmless with respect to, any mechanic's or similar liens filed against the Shopping Center or any part thereof by any party performing labor or services at the Shopping Center or supplying any materials to the Shopping Center at the request of Purchaser or any of Purchaser's agents, employees, representatives or contractors.

              35.4. Not later than five (5) days following the date upon which this Agreement shall have been duly executed by the last of Seller and Purchaser, subject to Section 34, Seller shall furnish or make available to Purchaser the following:

                     (a) Copies of any plans, specifications and/or site plans of the Shopping Center, to the extent currently in Seller's possession or reasonable control;

                     (b) The current and historical books and records (including all files located in the property manager's office at the Shopping Center, but excluding, however, internal memoranda, financial projections, appraisals and projected budgets) and other operating and maintenance documents and information, in each case customarily prepared by Seller or by Seller's property manager at Seller's request, or customarily maintained by Seller's or Seller's property manager, with respect to the Shopping Center, including, without limitation, all records of income, expense, capital expenditures, utility bills, and the most recent property tax bill, and operating statements for the Shopping Center for calendar years 2001, 2002 and 2003 year to date;

                     (c) Copies of the Leases, the Service Contracts, and any other occupancy agreements currently in force with respect to the Shopping Center, if any;

                     (d) Copies of the Permits, if any, to the extent currently in Seller's possession or reasonable control;

                     (e) Copies of any warranties pertaining to the Shopping Center or any equipment therein, if any, to the extent currently in Seller's possession or reasonable control;

                     (f)    A copy of the existing survey of the Shopping
Center;

                     (g) A copy of all pleadings, discovery materials, etc. relating to the litigation referred to on Exhibit "N" hereto;

                     (h) A copy of the most recent Phase I environmental audit report as to the Shopping Center in Seller's possession; and

                     (i) A copy of any and all current tenant insurance certificates in Seller's possession.

                     NO WARRANTY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IF AT ALL, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE DELIVERED MATERIALS, OTHER THAN THAT SELLER HAS NO ACTUAL KNOWLEDGE THAT ANY OF SUCH MATERIALS WAS FALSE, INACCURATE OR INCOMPLETE IN ANY MATERIAL RESPECT WHEN PREPARED.

              35.5 On or before the expiration of the Due Diligence Period, Purchaser shall deliver written notice (the "Diligence Notice") to Seller stating either:

                     (a) That Purchaser elects to terminate this Agreement, in which event this Agreement shall terminate and the Escrow Agent shall take such actions with respect to the Downpayment as are set forth in SECTION 9, whereupon neither party shall have any further rights or obligations under this Agreement except that the provisions of SECTIONS 13, 31, 32, 34, 35.2 and 35.3 shall survive; or

                     (b) That Purchaser elects not to terminate this Agreement, in which event Purchaser shall thereupon be deemed to have waived any right to terminate this Agreement pursuant to the provisions of this SECTION 35, this Agreement shall continue in full force and effect in accordance with its terms, Purchaser shall be required to post the Additional Deposit in accordance with SECTION 2.2 above, and the Deposit shall thereupon become nonrefundable unless Purchaser terminates this Agreement in accordance with the provisions of SECTIONS 5, 8, 11, 14, 20 or 36.

              The failure of Purchaser to deliver any Diligence Notice to Seller during the Due Diligence Period as provided for in this SECTION 35 shall be deemed to be the delivery of a Diligence Notice by Purchaser under SECTION 35.5(b) above on the last day of the Due Diligence Period. Time shall be of the essence with respect to Purchaser's right and obligation to deliver the Diligence Notice.

              35.6 The provisions of this Section 35 shall survive the termination of this Agreement and/or the Closing and delivery of the Deed.

       36.    ESTOPPEL CERTIFICATES.

              36.1. During the period commencing on the date hereof and ending on the Closing Date, Seller shall exercise reasonable efforts to obtain an estoppel certificate (each, a "TENANT ESTOPPEL CERTIFICATE") from each tenant under a Lease as of the Closing Date (any space demised to a tenant under a Lease as of the Closing Date being referred to as "DEMISED SPACE").

              36.2. As a condition precedent (the "ESTOPPEL CONDITION") to Purchaser's obligation to acquire the Shopping Center, Seller shall deliver to Purchaser not later than five (5) days prior to the Closing Date, the following estoppel certificates (the "REQUIRED ESTOPPEL CERTIFICATES"): (i) Tenant Estoppel Certificates from the tenants listed on

EXHIBIT "O", (ii) Tenant Estoppel Certificates from eighty percent (80%), by number, of the tenants who occupy the balance of the leasable space in the Shopping Center that is occupied by tenants as of the Closing Date; and (iii) Seller's own estoppel certificate (each, a "SELLER ESTOPPEL CERTIFICATE") in the form attached hereto as EXHIBIT "P" on behalf of all other tenants who occupy leasable space in the Shopping Center as of the Closing Date.

                     In the event that either (1) Seller is unable to satisfy the Estoppel Condition or (2) a Required Estoppel Certificate discloses an Adverse Estoppel Matter (as hereinafter defined), then Purchaser shall have the right, as its sole remedy (Purchaser specifically waiving any right to bring an action against Seller for damages), either to (x) terminate this Agreement by notice in writing to Seller, in which event Seller shall cause the Escrow Agent to take such actions with respect to the Downpayment as are set forth in SECTION 9, whereupon neither party shall have any further rights or obligations hereunder except that the obligations of the parties under SECTIONS 13, 31, 32, 34, 35.2 and 35.3 shall survive or (y) waive the same and accept title to the Shopping Center without any abatement of the Purchase Price. Purchaser specifically acknowledges and agrees that the failure of Seller to deliver Tenant Estoppel Certificates or the existence of adverse matters disclosed in Tenant Estoppel Certificates or Seller Estoppel Certificates shall not give rise to any remedy of any kind against Seller (other than the termination right in accordance with and subject to the provisions of this SECTION 36.2). For purposes of this SECTION 36, "ADVERSE ESTOPPEL MATTER" shall mean (i) a monetary default under such tenant's Lease or (ii) an adverse discrepancy between the annual rent set forth in the Required Estoppel Certificate and the annual rent set forth in the Rent Roll or (iii) an adverse discrepancy between the representations set forth in Section 1 of EXHIBIT "Q" and the respective terms of such tenant's lease; or (iv) the certifications in Section 2 of EXHIBIT "Q" are not true and correct, provided, however, that if any Estoppel Certificate indicates that the certification in Subsection 2f of Exhibit "Q" is not correct, the provisions of Section 36.3(v) below shall apply.

              36.3. For purposes of this SECTION 36, Seller and Purchaser agree that the following shall apply:

                     (i) Seller shall request Tenant Estoppel Certificates from the tenants in the form attached hereto as EXHIBIT "Q" and the delivery of a certificate from a tenant in such form shall be deemed to be the delivery of a Tenant Estoppel Certificate from such tenant for purposes of SECTION 36.2, PROVIDED, HOWEVER, if the tenant fails or refuses to deliver a certificate in the form of EXHIBIT "Q", then the delivery of an estoppel certificate by such tenant that substantially complies with the estoppel requirements in such tenant's Lease shall be deemed to be the delivery of a Tenant Estoppel Certificate from such tenant for purposes of SECTION 36.2 (it being acknowledged that if a Lease provides for a Tenant Estoppel Certificate containing certain specified items and such other items as landlord may "reasonably require", then the delivery by the tenant thereunder of an estoppel certificate without any Items other than the specified items shall be deemed to be the delivery of an estoppel certificate by such tenant in compliance with the terms of such Lease).

                     (ii) In order to be treated as a delivered Tenant Estoppel Certificate for purposes of SECTION 36.2, the certificate delivered by a tenant shall be dated no earlier than the date of this Agreement.

                     (iii) The Seller Estoppel Certificates shall (a) be in the form of EXHIBIT "P", (b) be dated the not earlier that the 3rd day before the Closing Date, and (c) survive the Closing for a period of one hundred eighty
(180) days (the "ESTOPPEL SURVIVAL PERIOD").

                     (iv) A Tenant Estoppel Certificate or a Seller Estoppel Certificate that discloses defaults by the tenant under the applicable Lease (including, for example, a statement that the tenant is in default and/or in bankruptcy and as a result has not paid rent for an extended period of time) shall nonetheless be deemed to be the delivery of a Tenant Estoppel Certificate or Seller Estoppel Certificates for purposes of SECTION 36.2 and no such delivery of a Tenant Estoppel Certificate or Seller Estoppel Certificate shall entitle Purchaser to any remedy against Seller, it being acknowledged that for all purposes of this Agreement the risk of tenant defaults occurring following the expiration of the Due Diligence Period is solely that of Purchaser, PROVIDED, HOWEVER, if a Tenant Estoppel Certificate discloses that Seller's Representations contained in SECTION 11.1(iii) as to the accuracy, in all material respects, of the Rent Roll are untrue in a material respect, same shall nonetheless be deemed to be the delivery of a Tenant Estoppel Certificate for purposes of SECTION 36.2, however, such delivery shall not operate to waive any of Purchaser's rights, or relieve Seller from any of its obligations, in the event a Seller Representation is untrue in a material respect, and the provisions of SECTION 11.3 shall apply.

                     (v) If a Tenant Estoppel Certificate delivered by a tenant discloses a default by Seller under such tenant's Lease (including, without limitation, a matter covered by CLAUSES 2c, 2f OR 2q of the form of Tenant

Estoppel Certificate provided in EXHIBIT "Q"), then Seller shall either (x) cure such default prior to Closing (and Seller shall be entitled to adjourn the Closing for up to sixty (60) days to effectuate such cure), (y) grant Purchaser a credit against the Purchase Price in the amount reasonably necessary to effectuate such cure, as set forth in an cost estimate obtained by Seller from an unrelated licensed contractor, or (z) notify Purchaser that Seller does not intend to cure such default or grant Purchaser such credit against the Purchase Price, PROVIDED, HOWEVER, if the total cost to cure a default referenced in a Tenant Estoppel Certificate (when aggregated with costs to cure defaults under all other Tenant Estoppel Certificates) is less than $50,000, then Seller shall not act under CLAUSE (z).

                            (A)    If Seller acts under CLAUSE (x) above, then
Seller shall exercise reasonable efforts to cure the default prior to Closing, provided that if Seller is unable (despite the exercise of reasonable efforts) to cause such default to be corrected at or before Closing, then Purchaser's sole remedy shall be to terminate this Agreement in which event Seller shall cause the Escrow Agent to take the actions required to be taken in respect of the Downpayment pursuant to SECTION 9, whereupon neither party shall have any further rights or obligations hereunder except that the obligations of the parties under SECTIONS 13, 31, 32, 34, 35.2 and 35.3 shall survive such termination.

                            (B)    If Seller acts under CLAUSE (y) above, then
Seller will grant Purchaser the credit at Closing required above.

                            (C)    If Seller acts under CLAUSE (z) above, then
Purchaser shall, on or before the earlier of three (3) days after Purchaser receives notice from Seller pursuant to such CLAUSE (z) or one (1) Business Day prior to the Closing, deliver notice to Seller stating either (a) that Purchaser elects to proceed to the Closing without abatement of the Purchase Price and without further obligation of Seller in respect of such Tenant Estoppel Certificate or (b) that Purchaser elects to terminate this Agreement, in which event Seller and Purchaser shall direct the Escrow Agent to return the Downpayment to Purchaser, and neither party shall have any further obligation under this Agreement, except that the obligations of the parties under SECTIONS 13, 31, 32, 34, 35.2 and 35.3 shall survive such termination. Purchaser's failure to deliver the notice referred to in the preceding sentence within the time period mentioned above shall be deemed to be Purchaser's election under CLAUSE (b) of the preceding sentence.

              36.4. In the event that one or more Seller Estoppel Certificates is delivered by Seller pursuant to the provisions of this SECTION 36, then the following shall apply:

                     (i) In the event that Purchaser discovers after the Closing Date but prior to the expiration of the Estoppel Survival Period that a statement of Seller set forth in a Seller Estoppel Certificate is false in a material respect as of the date made, then Purchaser shall have the right to make a claim (an "ESTOPPEL CLAIM") against Seller for an amount equal to the damages caused to Purchaser as a result of such false statement. In order to properly assert an Estoppel Claim against Seller, Purchaser shall be required to deliver written notice (an "ESTOPPEL CLAIM NOTICE") of such Estoppel Claim (stating in reasonable detail the basis for the Estoppel Claim) to Seller. In the event that Purchaser has not delivered an Estoppel Claim Notice by the expiration of the Estoppel Survival Period, then Purchaser shall be conclusively deemed to have waived any right to assert an Estoppel Claim.

                     (ii) If Purchaser delivers an Estoppel Claim Notice prior to the end of the Estoppel Survival Period, then Seller shall within fifteen
(15) days after Seller receives the Estoppel Claim Notice, deliver notice (an "ESTOPPEL RESPONSE NOTICE") to Purchaser stating either (x) that Seller agrees with the Estoppel Claim made by Purchaser, in which event Seller shall reimburse Purchaser for the amount equal to the damages caused to Purchaser as asserted in the Estoppel Claim or (y) Seller disputes the Estoppel Claim made by Purchaser, in which event Purchaser shall have the right to make a claim against Seller for an amount equal to the damages caused to Purchaser as asserted in the Estoppel Claim, provided that in no event shall Purchaser have any right to recover speculative, consequential or punitive damages against Seller, all of which are expressly hereby waived by Purchaser.

                     (iii) If subsequent to the delivery of a Seller Estoppel Certificate with respect to space occupied by a tenant, Seller delivers the applicable Tenant Estoppel Certificate from such tenant and such Tenant Estoppel Certificate confirms the information provided in such Seller Estoppel Certificate, then the Seller Estoppel Certificate will be without further force or effect and Purchaser shall rely solely upon the applicable Tenant Estoppel Certificate.

       37.    SURVIVAL.

              Except otherwise specifically herein provided, no representation, warranty, covenant or obligation of Seller set forth in this Agreement or any document or instrument delivered by Seller in connection herewith, including, without limitation, the Assignment and Assumption of Leases, the Assignment and Assumption of Service Contracts or any Seller Estoppel Certificate, shall survive the Closing and the delivery of the Deed. In addition, any indemnification or other obligation of Seller that is stated in this Agreement or any document or instrument delivered by Seller in connection herewith, including, without limitation, the Assignment and Assumption of Leases and the Assignment, Assumption of Service Contracts or any Seller Estoppel Certificate to survive the Closing and the delivery of the deed shall survive the Closing for a period of one hundred eighty (180) days. Notwithstanding the foregoing, except as otherwise specifically herein provided, any indemnification or other obligation of Purchaser set forth in this Agreement or any other such document shall survive the Closing Indefinitely.

       38.    [INTENTIONALLY DELETED]

       39.    SUBMISSION TO JURISDICTION.

              PURCHASER AND SELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY TEXAS STATE OR FEDERAL COURT SITTING IN COLLIN COUNTY OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. PURCHASER AND SELLER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

       40.    WAIVER OF JURY TRIAL.

              PURCHASER AND SELLER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PURCHASER AND SELLER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. SELLER OR PURCHASER, AS APPLICABLE, IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY PURCHASER OR SELLER, AS APPLICABLE.

       41.    DEFINITION OF BUSINESS DAY.

              As used herein, the term "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday, (ii) a national holiday, or (iii) a day on which banks are not required to be open for business within the State of Texas.

       42.    TIME FOR ACCEPTANCE.

              At Purchaser's option, this Agreement shall be null and void and of no further force and effect unless a copy of same executed by Seller shall be delivered to Purchaser not later than 5:00 PM Central Time on the third Business Day following the date of execution and delivery of same by Purchaser to Seller. Upon any such termination, Purchaser's Initial Deposit (if theretofore posted by Purchaser) shall be promptly refunded.

       43.    NO REA DEFAULT.

              Anything in this Agreement to the contrary notwithstanding, it shall be a condition of Closing and of Purchaser's obligation to perform under this Agreement that there shall not be any default under the terms of the REA on the Closing Date. This condition shall be deemed satisfied upon the earlier of the Closing hereunder, or the date upon which Walgreen shall issue an "REA Estoppel Certificate" as previously requested by Purchaser.

       IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

Signed, Sealed and Delivered in the        SELLER:
presence of:
                                           CDG (Park Place) LLC, a Texas
                                           limited liability company


/s/ [ILLEGIBLE]                            By: /s/ Doron Valero   9/5/03
----------------------------------            -------------------------------
/s/ [ILLEGIBLE]                            Name: Doron Valero
----------------------------------              -----------------------------
                                           Title: Manager


/s/ [ILLEGIBLE]                            By: /s/ Tom Hamilton
----------------------------------            -------------------------------
/s/ [ILLEGIBLE]                            Name: Tom Hamilton
----------------------------------              -----------------------------
                                           Title: Manager


                                           PURCHASER:

                                           Inland Real Estate Acquisitions, Inc.


/s/ Kimberly A. Mitchell                   By: /s/ [ILLEGIBLE]
----------------------------------            -------------------------------
/s/ [ILLEGIBLE]                            Name:
----------------------------------         Title:

                                           Federal I.D. No. [36-3614085]


       The undersigned has executed this Agreement solely to confirm its acceptance of the duties of the Escrow Agent and receipt of the Initial Deposit as set forth in SECTION 15 hereof.

CHICAGO TITLE INSURANCE COMPANY


By:    /s/ Nancy R. Castro
       ------------------------------
       Name: Nancy R. Castro
       Title: ASST. V.P.

                                    EXHIBITS

Exhibit           Description
-------           -----------
A                 Description of the Lands
B                 [Reserved]
C                 [Reserved]
D                 Rent Rolls (Including Special Commissions)
E                 Existing Service Contracts and Service Contracts that Must Be Assumed by Purchaser
F                 Existing Violations
G                 Deed
H                 Bill of Sale
I                 Assignment and Assumption of Leases
J                 Assignment and Assumption of Service Contracts
K                 Notice to Tenants
L                 Assignment and Assumption of Intangible Property
M                 Environmental Reports
N                 Existing Litigation
O                 Tenants from Whom Estoppel Certificates are Required
P                 Form of Seller Estoppel Certificate
Q                 Form of Tenant Estoppel Certificate

R                 Title and Survey Comments Letter

                                   EXHIBIT "A"

                             DESCRIPTION OF THE LAND

Legal description of the land:

TRACT 1:
Lot 1, Block A, of Park Place Center, Block "A", Lot 1, an addition to the City of Plano, Collin County, Texas, according to the plat thereof recorded in Cabinet N, Slide 233, Plat Records, Collin County, Texas.

TRACT 2:
Lot 2, Block A, of Park Place Center, Block A, Lots 1 and 2, an addition to the City of Plano, Collin County, Texas, according to the plat thereof recorded in Cabinet M, Slide 469, Plat Records, Collin County, Texas.

TRACT 3:
Lot 3, Block A, of Park Place Center, Block A, Lot 3, an addition to the City of Plano, Collin County, Texas, according to the plat thereof recorded in Cabinet M, Slide 527, Plat Records, Collin County, Texas.

TRACT 4:
Lot 4, Block A, of Park Place Center, Block A, Lot 4, an addition to the City of Plano, Collin County, Texas, according to the plat thereof recorded in Cabinet M, Slide 437, Plat Records, Collin County, Texas.

                                   EXHIBIT "B"

                                    RESERVED

                                   EXHIBIT "C"

                                   [RESERVED]

                                   EXHIBIT "D"

                RENT ROLL (INCLUDING SPECIAL LEASING COMMISSIONS)


Special Leasing Commissions: Seller's brokerage agreement with Weitzman Group (copy attached) relating to the lease between Seller and Ebby Halliday, a tenant of the Shopping Center, may required the payment of an additional leasing commission in the event that (a) Ebby Halliday shall expand its premises to encompass additional space in the Shopping Center, and (b) Weitzman Group "provides a service of negotiating the terms of the expansion". Such commission, if any, to be prorated to take into account portion of Initial lease term expired as of date of expansion.

7/25/03                          Proted Real Estate                     12:24 pm

User: PAT                           Rent Roll                          Page:   1

Property : CDG (PARK PLACE) L.L.C.


                                                                       Rent Per         Rent        Lease
Reference                                       Monthly     Square      Square        Starting       Exp.        Deposits
 Number                    Name                  Rent        Feet        Feet           Date         Date          Held
---------    ------------------------------    ---------   --------   -----------   -----------  -----------    ----------
033-100      OMAR INVESTMENTS, INC. A TEXAS     7,883.33       3500     26.00/yr     11/23/01     11/30/0?        9,245.83
                                                                         2.17/mth
033-104      PHI BANC AND NGA DAM               2,750.00       1100     30.00/yr     10/19/01     10/31/06        2,750.00
                                                                         3.50/mth
033-105      AURELIANO FERNANDEZ                2,100.00        840     30.00/yr     11/01/01     10/31/06        8,000.00
                                                                         2.50/mth
033-106      JAMES KIM(1)                       2,432.50     1042.5     28.00/yr     11/01/01     10/31/06        2,800.00
                                                                         2.33/mth
033-112      EBBY HALLIDAY PROPERTIES, INC.    12,840.96     5313.5     29.00/yr     11/01/01     10/31/06       15,000.00
                                                                         2.42/mth
033-119      WSK EYE ASSOCIATES                 7,800.00       3000     30.00/yr     10/15/01     10/31/06        8,687.50
                                                                         2.50/mth
033-120      OFFICEMAX. INC.(3)                26,357.63      23?2?     23.50/yr     11/25/01     11/30/16            0.00
                                                                         1.23/mth
033-125      BED BATH & BEYOND, INC.           22,916.67      25000     21.00/yr     10/06/01      1/11/12            0.00
                                                                         0.92/mth
033-130      MICHAELS STORES, INC.             27,145.63      24133     13.50/yr     10/04/01     10/11/11            0.00
                                                                         1.13/mth
033-135      SALON BOUTIQUE LLP                15,000.00      10000     15.00/yr      2/14/02      2/28/12       15,833.33
                                                                         1.50/mth
033-4601     CHICK-FIL-A, INC.(2)               6,541.67          0      0.00/yr     10/16/00     10/31/15            0.00
                                                                         0.00/mth
033-6301     WALGREEN COMPANY                  26,250.00      15120     20.83/yr     12/06/00     12/31/60            0.00
                                                                         1.74/mth

              PROPERTY TOTALS:

              Total Occupied Rents                159,422,39
              Total Vacant Rents                        0.00
              Total Gross Rents                   159,422.39
              Total Square Footage                   1124.78
              Average Rent/Sq. Ft. /Yr.                17.01
              Average Rent/Sq. Ft. /Mth                 1.42
              Total Security Deposits              62,316.66

              --- Percentage of Occupied Units ---

              Total Occupied Units                        12
              Total Vacant Units                           0
              Total Units                                 12
              Percentage Occupied                        100%

              --- Percentage of Occupied Sq. Feet ---

              Total Occupied Sq. Feet                         112478
              Total Vacant Sq. Feet                                0
              Total Square Footage                            112478
              Percentage Occupied                        100%

(1)    11/01/04 MONTHLY RENT INCREASES TO $2,606.25

(2)    11/01/05 MONTHLY RENT INCREASES TO $7,326.67
       11/01/10 MONTHLY RENT INCREASES TO $8,205.87

(3)    12/01/11 MONTHLY RENT INCREASES TO $27,333.83

                                   EXHIBIT "E"

                           EXISTING SERVICE CONTRACTS


                                     PART 2

               SERVICE CONTRACTS THAT MUST BE ASSUMED BY PURCHASER

        Trinity Waste Service (current monthly fee approximately $625.00)

  Knight Security Systems (current monthly monitoring fee approximately $58.00)

       Trinity Waste Services
       Landscape Professionals of Texas
       B.T.A. Services, Ltd.
       Knight Security Systems, Inc.
       Shepherd Pest Management
       Citywide - (power wash)

                                   EXHIBIT "F"

                               EXISING VIOLATIONS

                                      none

                                   EXHIBIT "G"

                                      DEED

                                      Mailing Address of Grantee:

                                      ______________________________

       __________________________

       __________________________


                              SPECIAL WARRANTY DEED

THE STATE OF TEXAS          )(
                                     )(     KNOW ALL PERSON BY THESE PRESENTS:
COUNTY OF DALLAS            )(

       THAT, _______________________, a ___________________ corporation,
(hereinafter referred to as "Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, SOLD and CONVEYED and by these presents does GRANT, SELL and CONVEY unto _________________________________________________, (hereinafter referred to as "Grantee"), whose mailing address is _______________________________________,
_____________, _________, the following described property, to-wit:

       that certain parcel of real property described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all of the easements, rights-of-way, privileges, liberties, hereditaments, strips and gores, streets, alleys, passages, ways, waters, water courses, rights and appurtenances thereto belonging or appertaining, and all of the estate, right, title, interest, claims or demands whatsoever of Grantor therein and the streets and ways adjacent thereto, either in law or in equity; subject, however, to all encumbrances, reservations and exceptions now of record.

       TO HAVE AND TO HOLD the above described premises, together with any and all the rights and appurtenances thereto in anywise belonging to Grantor, unto the said Grantees, their successors, legal representatives and assigns FOREVER, and Grantor does hereby bind itself and its legal representatives and successors to WARRANT AND FOREVER DEFEND all and singular the said premises unto the said Grantee, its successors, legal representatives and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under it, but not otherwise.

       EXECUTED the _____ day of ___________________, 2003.


                                       -------------------------------------
                                                  a ____________ corporation


                                       By:
                                          ----------------------------------

                                       Its:
                                           ---------------------------------

THE STATE OF TEXAS          )(
                                     )(
COUNTY OF DALLAS            )(

       This instrument was acknowledged before me on the ______ day of ________________, 1992 by ______________________________.

       GIVEN UNDER MY HAND AND SEAL OF OFFICE this ______ day of ______________, 1992.


                                                  ------------------------------
                              Notary Public in and for the
                              State of Texas


                              Notary's printed name:

                                                  ------------------------------

My Commission Expires:

---------------------

                                   EXHIBIT "H"

                                  BILL OF SALE

       For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, CDG (Park Place) LLC, a limited liability company organized under the laws of the State of ___________________ (the "Seller"), does hereby quitclaim unto [_________________], a [_________________] organized under the laws of the State of [__________________] (the "Purchaser"), all of Seller's right, title and interest in and to all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character described on Schedule 1 attached hereto (the "Personalty") and located on and used in connection with the real property described in Schedule 2 attached hereto. The conveyance contained in this Bill of Sale is made without representation or warranty by the Seller of any kind or nature and is expressly without recourse to the Seller of any kind or nature whatsoever.

       IN ADDITION TO, AND WITHOUT LIMITATION OF THE FOREGOING, SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, TITLE, MARKETABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OF THE PERSONALTY, AND THE PERSONALTY IS SOLD IN AN "AS IS", "WHERE IS" CONDITION, WITH ALL FAULTS. BY ACCEPTANCE OF THIS BILL OF SALE, PURCHASER AFFIRMS AND AGREES THAT (A) PURCHASER HAS NOT RELIED ON SELLER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PERSONALTY FOR ANY PARTICULAR PURPOSE, (B) SELLER MAKES NO WARRANTY THAT THE PERSONALTY IS FIT FOR ANY PARTICULAR PURPOSE AND (C) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PERSONALTY. PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PERSONALTY AND HAS DETERMINED TO PURCHASE THE PERSONALTY BASED ON SUCH INSPECTION.

       IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this instrument as of this [________] day of [________________], 2003.

                          SELLER:

                          [_____________________________]


                          By:
                                 ------------------------------
                          Name:
                          Title:


                          PURCHASER:

                          [________________________]


                          By:
                                 ------------------------------
                          Name:
                          Title:

                                   Schedule 1

                             Schedule of Personalty

       All equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and located on and used in connection with that certain land (the "Land") and the improvements located thereon located in the county of [_______________], State of [______________], which Land is more particularly described in Schedule 2 attached to the Bill of Sale to which this Schedule 1 is attached.

                                   Schedule 2

                          Legal Description of the Land

                                   EXHIBIT "I"

                       ASSIGNMENT AND ASSUMPTION OF LEASES

       THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment"), made as of the [______] day of [_________________], 2003, by and between [_______________], a [_____________] organized under the laws of the State of [_______________], having an office at c/o [_______________________________________] ("Assignor"),
and [______________], a [______________] organized under the laws of the State of [__________________], having an office [____________________] ("Assignee").

                               W I T N E S S E T H

       WHEREAS, Assignor is the landlord under the leases set forth on Schedule A attached hereto and made a part hereof (the "Leases"), pursuant to which Leases, Assignor has demised to the tenants thereunder certain premises located at [________________], and more particularly described in Schedule B attached hereto (the "Premises");

       WHEREAS, Assignor and Assignee are parties to that certain Sale-Purchase Agreement, dated as of [_____________], 2003, (as amended, the "Agreement"), pursuant to which Agreement, Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Premises; and

       WHEREAS, in connection with the Agreement (i) Assignor is required to assign, transfer and convey to Assignee all of Assignor's right, title and interest in, to and under the Leases, together with any and all right, title, estate and interest of Assignor in and to such security deposits and prepaid rents, if any, as have been paid to Assignor pursuant to such Leases, (collectively, the "Security Deposits") and (ii) Assignee is required to accept such assignment and to assume Assignor's obligations under the Leases and the Security Deposits from and after the date hereof.

       NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto to hereby agree as follows:

       1. Unless otherwise stated herein, all capitalized terms used in this Assignment shall have the meanings specified in the Agreement.

       2. Subject to the terms of the Agreement, Assignor hereby assigns, transfers, releases and sets over unto Assignee all of the right, title and interest of Assignor in and to (i) the Leases, and (ii) the Security Deposits.

       3.  Assignee hereby accepts the foregoing assignment and hereby assumes
(a) all of the obligations of Assignor under the Leases from and after the Closing Date and (b) all obligations of Assignor with respect to the Security Deposits, including, without limitation, the obligation to return same to the tenants under the Leases in accordance with the terms of such Leases.

       4. Assignor hereby indemnifies and holds Assignee harmless from and against any and all claims, expenses, costs, obligations or other liabilities with respect to the Leases and the Security Deposits, arising or incurred after the date hereof with respect to events occurring prior to the date hereof. The foregoing indemnification obligation shall survive the delivery of this instrument for a period of one hundred eighty (180) days and any claim not made within such one hundred eighty (180) day period shall be deemed waived by Assignee.

       5. Assignee hereby indemnifies and holds Assignor harmless from and against any and all claims, expenses, costs, obligations, or other liabilities with respect to the Leases and the Security Deposits, arising or incurred after the date hereof with respect to events occurring after the date hereof.

       6. This Assignment may not be amended, modified or terminated except by an instrument in writing executed by the parties hereto.

       7. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

       8. This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which taken together hall constitute one and the same instrument.

       9. The provisions hereof are subject to the provisions of Section 19 of the Agreement.

       IN WITNESS WHEREOF, intending to be legally bound the parties hereto have executed this Assignment as of the day and year first above written.


                            ASSIGNOR:

                            [___________________________]

                            By:    [___________________________]


                                   By:
                                           ---------------------------
                                           Name:
                                           Title:

                            ASSIGNEE:

                            [___________________________]

                            By:    [__________________]


                                   By:
                                           ---------------------------
                                           Name:
                                           Title:

                                   Schedule A

                                     Leases

                                   Schedule B

                          Legal Description of the Land

                                   EXHIBIT "J"

                 ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

       THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS (this" Assignment"), is made as of the [______] day of [_____], 2003, by and between [_____________], a [__________________] organized under the laws of the State of [_____________], having an office at [________________________________] ("Assignor"), and
[________________________________], a [________________] organized under the laws of the State of [_________________], having an office at [________________]
("Assignee")

                               W I T N E S S E T H

       WHEREAS, Assignor has entered into those certain service contracts set forth on Schedule A attached hereto and made a part hereof (the "Service Contracts"), in connection with certain real property located in [______________________], and more particularly described on Schedule B attached hereto (the "Premises")

       WHEREAS, Assignor and Assignee are parties to that certain Sale-Purchase Agreement, dated as of [______________], 2003 (as amended, the "Agreement"), pursuant to which Agreement, Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Premises; and

       WHEREAS, in connection with the Agreement, Assignor is required to assign, transfer and convey to Assignee all of Assignor's right, title and interest in, to and under the Service Contracts and Assignee is required to accept such assignment and to assume Assignor's obligations under the Service Contracts from and after the date hereof.

       NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto to hereby agree as follows:

       1. Unless otherwise stated herein, all capitalized terms used in this Assignment shall have the meanings specified in the Agreement.

       2. Assignor hereby assigns, transfers, releases and sets over unto Assignee all of the right, title and interest of Assignor in and to the Service Contracts.

       3. Assignee hereby accepts the foregoing assignment and hereby assumes all of the obligations of Assignor under the Service Contracts from, after and including the Closing Date.

       4. Assignor hereby indemnifies and holds Assignee harmless from and against any and all claims, expenses, costs, obligations or other liabilities with respect to the Service Contracts arising or incurred after the date hereof with respect to events occurring prior to the date hereof. The foregoing indemnification obligation shall survive the delivery of this instrument for a period of one hundred eighty (180) days and any claim not made within such one hundred eighty (180) day period shall be deemed waived by Assignee.

       5. Assignee hereby indemnifies and holds Assignor harmless from and against any and all claims, expenses, costs, obligations, or other liabilities with respect to the Service Contracts arising or incurred after the date hereof with respect to events occurring after the date hereof.

       6. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

       7. This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

       8. The provisions hereof are subject to the provisions of Section 19 of the Agreement.

       IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Assignment as of the day and year first above written.


                            ASSIGNOR:

                            [___________________________]

                            By:    [___________________________]


                                   By:
                                           ---------------------------
                                           Name:
                                           Title:

                            ASSIGNEE:

                            [___________________________]

                            By:    [_______________________]


                                   By:
                                           ---------------------------
                                           Name:
                                           Title:

                                   Schedule A

                                Service Contracts

                                   Schedule B

                          Legal Description of the Land

                                   EXHIBIT "K"

                                NOTICE TO TENANTS


                To Be Delivered to Seller by Purchaser at Closing

                                   EXHIBIT "L"

                ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY


       THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY (this "Assignment"), is made as of the [______] day of [_____], 2003, by and between [________________], a [______________________] organized under the laws of the
State of _____________ having an office [_________________] ("Assignor"), and
[________________], a [_________________] organized under the laws of the State of Delaware, having an office c[_____________] ("Assignee").

                               W I T N E S S E T H

       WHEREAS, Assignor and Assignee are parties to that certain Sale-Purchase Agreement, dated as of [___________] [____], 2003 (as amended, the "Purchase Agreement"), pursuant to which Purchase Agreement, Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, that certain real property located at [________________] and more particularly described on Schedule A attached hereto (the "Premises"); and

       WHEREAS, in connection with the Purchase Agreement, Assignor is required to assign, transfer and convey to Assignee all of Assignor's right, title and interest in, to and under, to the extent assignable and subject to the terms of the Purchase Agreement, any and all contracts, rights, warranties and guaranties, and trade names related to the Premises (collectively, the "Intangible Property"), including, without limitation, that certain Intangible Property identified in Schedule B attached hereto and made a part hereof, and Assignee is required to accept such assignment and to assume Assignor's obligations under the Intangible Property, from and after the Closing Date.

       NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto to hereby agree as follows:

       1. Unless otherwise stated herein, all capitalized terms used in this Assignment shall have the meanings specified in the Purchase Agreement.

       2. Assignor hereby assigns, transfers, releases and sets over unto Assignee all of the right, title and interest of Assignor in and to the Intangible Property to the extent assignable and subject to the terms of the Purchase Agreement.

       3. Subject to the terms of the Purchase Agreement, Assignee hereby accepts the foregoing assignment and hereby assumes all of the obligations of Assignor under the Intangible Property from, after and including the Closing Date.

       4. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

       5. This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

       6. Assignor and Assignee hereby agree that they will, at any time and from time to time, execute any documents and take such additional actions as Assignor or Assignee or their respective successors or assigns shall reasonably require in order to more completely or perfectly carry out the transfers intended to be accomplished hereby.

       7. The provisions hereof are subject to the provisions of Section 19 of the Purchase Agreement.

       IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Assignment as of the day and year first above written.


                            ASSIGNOR:

                            [___________________________]
                            a [___________________________]

                            By:
                                    ---------------------------
                                    Name:
                                    Title:

                            ASSIGNEE:

                            [___________________________]
                            a [___________________________]

                            By:
                                    ---------------------------
                                    Name:
                                    Title:

                                   Schedule A

                        Legal Description of the Premises

                                 (See Attached)

                                   Schedule B

                               Intangible Property

                                    EXHIBIT M

REED ENGINEERING GROUP Environmental Reports:

       1)  Phase I Environmental Update - Project # 6456 dated March 7, 2000
       2) Phase I Environmental Site Assessment - Project # 4660 dated July 9, 1998

                                   EXHIBIT "N"

                               EXISTING LITIGATION


                                      none

                                   EXHIBIT "O"

              TENANTS FROM WHOM ESTOPPEL CERTIFICATES ARE REQUIRED


                                   Walgreens

                                   Chick-A-Filet

                                   Bed Bath and Beyond

                                   Michaels

                                   Office Max

                                   Ebby Halliday

                                   Salon Boutique

                                   EXHIBIT "P"

                       FORM OF SELLER ESTOPPEL CERTIFICATE

To:    Inland Real Estate Acquisitions, Inc.,
       and its lenders, successors and assigns
       2901 Butterfield Road
       Oak Brook, Illinois 60523
       Attention: Warren Jarog ("Purchaser")

       Re: Lease Agreement dated _______________ and amended ______________ ("Lease"), between as "Landlord", and _________________, as "Tenant", guaranteed by ("Guarantor") for leased premises known as ________________ (the "Premises") of the property commonly known as (the "Property").

1. Landlord hereby certifies that, to the actual knowledge of Landlord, the following representations with respect to the Lease are accurate and complete in all material respects as of the date hereof.

       a.  Dates of all amendments, letter
           agreements, modifications and
           waivers related to the Lease               ___________________

       b.  Commencement Date                          ___________________
           [Note: Commencement Date info to be provided for following tenants only: Michael's, Salon Boutique, Ebby Halliday Realty, Carpet Mills of America, North Dallas Eye Associates, The Nail Club, Oxford Cleaners and Rick's Tailors.]

       c.  Expiration Date                            ___________________

       d.  Current Annual Base Rent                   $__________________

       e.  Fixed or CPI Rent Increases     ADJUSTMENT DATE RENTAL AMOUNT $______

       f.  Square Footage of Premises

       g.  Security Deposit Paid to Landlord          ___________________

       h.  Renewal Options____ Additional Terms for      years at $____ per year
       i.  Termination Options                     Termination Date___________
                                                   Fees Payable    $__________

2. Landlord further certifies that, to the actual knowledge of Landlord, the following representations with respect to the Lease are accurate and complete in all material respects as of the date hereof:

       a. the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;
       b. the Lease has not been assigned and the Premises have not been sublet by Tenant;
       c. Tenant has accepted and is occupying the Premises, all construction required to be performed by Landlord under the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;
       d. Tenant is open for business or is operating its business at the Premises;
       e. No installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;
       f. Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;
       g. Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;

       h. Except as set forth in the Lease, Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1 (i));
       i. Except as set forth in the Lease, Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property [Note: this representation must be qualified to address the right of first refusal granted to Walgreen;
       j. Except as set forth in the Lease, the Lease does not give the Tenant any operating exclusives for the Property; and
       k.     Rent has been paid through___________, 2003.

3. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and its lender ("Lender") will be providing Purchaser with financing which shall be secured by a Deed of Trust (or Mortgage), Security Agreement and Assignment of Rents, Leases and Contracts ("Mortgage") upon the Property.

4. The provisions hereof are subject to the provisions of Section 19, of the Sale-Purchase Agreement, dated as of [____] [____]. 2003 between [Name of Purchaser] and the undersigned (the "Agreement").

5. The certifications stated herein are subject to the provisions of the Agreement, and, specifically, the provisions of Section 36 thereof.

6. As used herein, the term "to the actual knowledge of the undersigned" and words of similar import, shall mean the actual present cognitive awareness (as differentiated from imputed or constructive knowledge) of ___________ without any obligation to make inquiry of any kind.

                                   CDG (Park Place) LLC
                                   By:
                                       -------------------------
                                   Its:
                                       -------------------------
                                   Date: __________________, 2003

                                   EXHIBIT "Q"

                       FORM OF TENANT ESTOPPEL CERTIFICATE

To:    Inland Real Estate Acquisitions, Inc.,
       and its lenders, successors and assigns
       2901 Butterfield Road
       Oak Brook, Illinois 60523
       Attention: Warren Jarog ("Purchaser")

       Re: Lease Agreement dated _______________ and amended ______________ ("Lease"), between as "Landlord", and _________________, as "Tenant", guaranteed by ("Guarantor") for leased premises known as ________________ (the "Premises") of the property commonly known as (the "Property").

1. Tenant hereby certifies that the following representations with respect to the Lease are accurate and complete as of the date hereof.

       a.  Dates of all amendments, letter
           agreements, modifications and
           waivers related to the Lease               ___________________

       b.  Commencement Date                          ___________________
           [Note: Commencement Date info to be provided for following tenants only: Michael's, Salon Boutique, Ebby Halliday Realty, Carpet Mills of America, North Dallas Eye Associates, The Nail Club, Oxford Cleaners and Rick's Tailors.]

       c.  Expiration Date                            ___________________

       d.  Current Annual Base Rent                   $__________________

       e.  Fixed or CPI Rent Increases     ADJUSTMENT DATE   RENTAL AMOUNT $____

       f.  Square Footage of Premises

       g.  Security Deposit Paid to Landlord          ___________________

       h.  Renewal Options____ Additional Terms for       years at $___ per year

       i.  Termination Options               Termination Date____________
                                             Fees Payable    $___________

2.     Tenant further certifies to Lender and Purchaser that:

       a. the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;
       b. the Lease has not been assigned and the Premises have not been sublet by Tenant, except as follow:______________________________;
       c. Tenant has accepted and is occupying the Premises, all construction required by the Lease to be performed by Landlord has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;
       d. Tenant is open for business or is operating its business at the Premises;
       e. No installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;
       f. Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;

       g. Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;
       h. Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1(i));
       i. Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property [Note - insert the following in the Estoppel Certificate for Walgreen: "except as set forth in Section 25 of the Lease"];
       j. Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;
       k. To the Tenant's knowledge no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Property by Tenant;
       l. the Lease does not give the Tenant any operating exclusives for the Property, except as set forth in the Lease; and
       m.     Rent has been paid through________, 2003.

3. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and its lender ("Lender") will be providing Purchaser with financing which shall be secured by a Deed of Trust (or Mortgage), Security Agreement and Assignment of Rents, Leases and Contracts ("Mortgage") upon the Property. Tenant acknowledges that Purchaser's interest in the Lease (as landlord) will be duly assigned to Lender as security for Lender's loan to Landlord. All rent payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Lender or its successors and assigns. In the event that Lender succeeds to landlord's interest under the Lease, Tenant agrees to recognize Lender as the landlord under the Lease at Lender's request and Lender agrees that unless Tenant is in default under the Lease, the Lease will remain in full force and effect. Tenant further acknowledges and agrees that Purchaser, Lender and their respective successors and assigns shall have the right to rely on the information contained in this Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.


                                   [TENANT]
                                   By:
                                      --------------------------
                                   Its:
                                       -------------------------
                                   Date: __________________, 2003

                                   EXHIBIT "R"

                        TITLE AND SURVEY COMMENTS LETTER

[INLAND LOGO]

The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
630-218-8000 Fax: 630-218-4900

Law Department

ELLIOT B. KAMENEAR
VICE PRESIDENT AND
SENIOR COUNSEL
KAMENEAR@INLANDGROUP.COM

                                                        July 16, 2003

VIA FACSIMILE (214) 522-8656
AND FEDERAL EXPRESS

CDG (Park Place), LLC
6210 Campbell Road, Suite 140
Dallas, TX 75248
Attention: Mr. Stephen Preston

       RE: THE SHOPS AT PARK PLACE, PLANO, TEXAS/TITLE COMMITMENT AND SURVEY OBJECTIONS

Dear Steve:

       Pursuant to Article 8, Title Insurance, of the proposed Real Estate Sale and Purchase Agreement, on behalf of Inland Real Estate Acquisitions, Inc., the Purchaser, I am hereby giving notice of the following Unpermitted Title
Exceptions:

       1.     Survey and title legal descriptions do not match.

       2. Taubman sanitary sewer easement needs to be added as an additional insured parcel.

       Regarding the survey, please note the following as Unpermitted Survey
       Conditions:

       1.     The survey and title legal descriptions do not match.

       2. Per the Bed, Bath & Beyond lease, the elevations of the highest structure on the buildings on Pads A & B need to be taken to verify compliance with the Bed, Bath & Beyond height restrictions of other buildings.

       3. Schedule B Item 14, the Taubman sanitary sewer easement, needs to be surveyed and shown on the survey, which may be shown on a separate page. Such depiction must show or otherwise indicate to the satisfaction of purchaser that the sanitary sewer ultimately runs into a public sanitary sewer and that there is no impairment by buildings, or otherwise, of the Taubman sanitary sewer easement.

       4. Schedule B Exception 23, easements per Volume M, Page 527, over and across Lot 3, are not shown on the survey.

                                    EXHIBIT R

Mr. Stephen Preston
July 16, 2003
Page 2

       5. Aggregate parking space count, as well as the number of parking spaces for each lot, need to be shown on the survey. The total acreage of all four lots needs to be shown on the survey.

       6. The certification needs to be written in conformance with Paragraph 8 of the current ALTA survey standards and with Inland Real Estate being described as Inland Real Estate Acquisitions, Inc. Also, the ultimate grantee, which I expect to form in the next week or so, will need to be on the certification as well.

       7. The Survey needs the approval of Chicago Title Insurance Company, in all respects including as required for modification of the survey exception.

       As provided in Article 8 of the agreement, please advise me of your decisions in handling the Unpermitted Title Exceptions and the Unpermitted Survey Exceptions as required by said Article 8.

                                   Cordially,

                                   THE INLAND REAL ESTATE GROUP, INC.

                                   /s/ Elliot B. Kamenear
                                   Elliot B. Kamenear
                                   Senior Counsel

EBK/km

c: Mr. John W.S. Preston (via facsimile 561.833.4118 and Federal Express) David J. Wiener, Esq. (via facsimile 561.366.9145 and Federal Express)